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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant / /
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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ENCAD, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCAD, Inc.
6059 Cornerstone Court West
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2001

On Wednesday, June 6, 2001, ENCAD, Inc., a Delaware corporation, will hold its 2001 annual meeting of stockholders at its principal executive offices located at 6059 Cornerstone Court West, San Diego, California 92121. The meeting will begin at 2:00 p.m., Pacific Daylight Time (local time).

Only stockholders who owned stock at the close of business on April 11, 2001 are entitled to notice of and to vote at this meeting, or any adjournments or postponements that may occur. At the meeting, stockholders will consider and vote upon the following matters which are more fully described in the accompanying proxy statement:

  1.
  Election of the Board of Directors.

  2.
  Approval of an amendment to the 1999 Stock Option/Stock Issuance Plan to increase the number of shares reserved for issuance under the plan by an additional 395,000 shares, from 580,000 shares currently reserved for the plan to a total of 975,000 shares.

  3.
  Approval of an amendment to the 1993 Employee Stock Purchase Plan to increase the number of shares authorized to be purchased under the plan by an additional 200,000 shares, from 720,000 shares currently reserved for the plan to a total of 920,000 shares.

  4.
  Ratification of the appointment of Deloitte & Touche LLP as ENCAD's independent auditors for the year ending December 31, 2001.

  5.
  Transaction of such other business as may properly be presented at the meeting or any adjournments or postponements that may occur.

    All stockholders are cordially invited to attend the meeting in person. Regardless of whether you plan to attend the meeting, you are urged to sign and date the enclosed proxy which is solicited by your Board of Directors, and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States.

    The prompt return of proxies will ensure a quorum and save us the expense of further solicitation. Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in San Diego, California a written revocation or a duly executed proxy bearing a later date.

                      By order of the Board of Directors,

                      Thomas L. Green, Esq.
                      Corporate Secretary

San Diego, California
April 27, 2001

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy and return it as promptly as possible in the enclosed envelope. No postage is required if mailed in the United States.

ENCAD, Inc.
6059 Cornerstone Court West
San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 6, 2001

TABLE OF CONTENTS

GENERAL INFORMATION	1
SOLICITATION OF PROXIES AND VOTING	1
ELECTION OF DIRECTORS	2
APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE AUTHORIZED SHARES	4
APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE AUTHORIZED SHARES	14
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
BOARD OF DIRECTORS	20
EXECUTIVE OFFICERS	21
COMPENSATION OF EXECUTIVE OFFICERS	22
SUMMARY COMPENSATION TABLE	26
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	32
AUDIT COMMITTEE REPORT	34
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
SUBMISSION OF STOCKHOLDER PROPOSALS	36
FINANCIAL STATEMENTS	37
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	37
OTHER MATTERS	37

i

PROXY STATEMENT

FOR THE

2001 ANNUAL MEETING OF STOCKHOLDERS

OF

ENCAD, INC.

GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ENCAD, Inc., a Delaware corporation. The proxies will be used at our upcoming annual meeting of stockholders to be held at our principal executive offices located at 6059 Cornerstone Court West, San Diego, California 92121, on Wednesday, June 6, 2001, at 2:00 p.m., Pacific Daylight Time (local time), and at any adjournments or postponements thereof, for the purposes described in the preceding notice. We anticipate that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about April 27, 2001.

SOLICITATION OF PROXIES AND VOTING

Solicitation

    The expense of printing and mailing these proxy materials will be borne by us. We have contracted with Corporate Investor Communications, Inc. to assist in solicitation of proxies for the meeting. Corporate Investor Communications will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy materials to brokers and banks for subsequent distribution to the beneficial owners of the stock, and solicit proxy responses from holders of our common stock. The anticipated cost of the proxy solicitation by Corporate Investor Communications is $5,000. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding these proxy materials to the beneficial owners of our common stock as of the record date of April 11, 2001 (see below). No additional compensation will be paid for such services.

Stockholders Entitled to Vote

    Only stockholders of record as of the close of business on the record date of April 11, 2001 will be entitled to vote at the meeting. As of the record date, there were issued and outstanding 11,938,180 shares of our common stock, $0.001 par value. No shares of our preferred stock, $0.001 par value, were outstanding at that time.

Quorum and Voting

    The required quorum for the transaction of business at the meeting is the presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding on the record date. Each stockholder is entitled to one vote for each share of stock owned on the record date. If a stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

    With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. However, the directors will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Accordingly, the five director nominees receiving the highest number of votes of the shares entitled to vote at the meeting will be elected.

    All other matters to be acted upon by the stockholders at the annual meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the annual meeting. With respect to such matters, stockholders may vote part of their shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, unless the vote of a greater number is required by Delaware General Corporation Law or our charter documents. For such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Voting and Revocability of Proxy

    If the enclosed proxy is properly signed and received by us prior to the meeting, the proxy will be voted as directed by the stockholder. If no instructions are given on the executed proxy, the proxy will be voted in favor of the election of the nominees for the Board (Proposal 1), and also in favor of Proposals 2, 3, and 4 as described in this proxy statement. The persons named in the proxy will have discretionary authority to vote the proxy with respect to additional matters that are properly presented at the meeting.

    Any stockholder returning the enclosed proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with our Corporate Secretary at our corporate offices in San Diego, California a written revocation or a duly executed proxy bearing a later date.

PROPOSAL 1

ELECTION OF DIRECTORS

    Five individuals have been nominated for election to the Board at the meeting. If elected, they will hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

    Under our bylaws, the number of directors is established by resolution of the Board. In 1998, the Board fixed the number of directors at six. In January 2001, Robert V. Adams resigned as a director and the Board passed a resolution to fix the number of directors at five. Each of the five nominees, listed below, is currently serving on the Board and has agreed to stand for re-election at the meeting and to serve until the next annual meeting of stockholders or until his respective successor is elected or appointed.

    Unless individual stockholders specify otherwise, each returned proxy will be voted for the election of the nominees listed below, or for as many nominees of the Board as possible. Such votes will be distributed among the nominees in the manner the persons named in the proxy deem appropriate.

    If, however, any of the nominees are unable to serve or decline to serve for good cause at the time of the meeting, the persons named in the proxy will exercise discretionary authority to vote for substitutes. The Board is not currently aware of any circumstances that would render any nominee unavailable for election.

Nominees for Election as Director

DAVID A. PURCELL Chairman of the Board
Age: 63

    Mr. Purcell has served as our Chairman of the Board since ENCAD was founded in November 1981. Mr. Purcell was also our President and Chief Executive Officer from ENCAD's inception until 1995, and from 1998 until 2000. Currently, he is a member of the Board of directors of Metallic Power Inc. and SiCommNet Corporation, both privately-held companies. In 1969, Mr. Purcell founded Celtec, a technical manufacturers' representative company, and served as its Chief Executive Officer. He is also a co-founder of two other companies: Bishop Electronics, a manufacturer of precision capacitors, and Ryno Electronics, Inc., an electronics distribution company ultimately acquired by Western Microtechnology in 1986. Mr. Purcell attended Nasson College and California State College-Fresno.

CRAIG S. ANDREWS Director
Age: 48

    Mr. Andrews has served as a director since June 1996. In 2000 he became Vice President of Business Development for AirFiber, Inc., a privately-held corporation. Previously Mr. Andrews was a partner with the law firm of Brobeck, Phleger & Harrison LLP from 1987 to 2000 where he served as the leader of its Business and Technology Group from 1998 to 2000. He is currently a director of four privately-held companies and a director of Rubio's Restaurants, Inc., a publicly-traded corporation engaged in operating and franchising restaurants. In 2000, Mr. Andrews retired from his position as director of Collateral Therapeutics, Inc., a publicly-traded corporation which develops and commercializes non-surgical gene therapy products. Mr. Andrews holds an undergraduate degree in Political Science/Economics from the University of California, Los Angeles and a JD from the University of Michigan.

RONALD J. HALL Director
Age: 60

    Mr. Hall has served as a director since December 1993. Since 1990, Mr. Hall has been managing general partner of Hall Capital Management of Mission Viejo, California and was previously with First Interstate Venture Capital Corporation from 1986 to 1990. He is a member of the board of directors of two privately-held companies, Ansys Technologies, Inc. and NeuroCom International, Inc. Mr. Hall holds an undergraduate degree in Industrial Management from Brigham Young University and an MBA in Finance from the University of California, Los Angeles.

HOWARD L. JENKINS Director
Age: 64

    Mr. Jenkins has been a director since December 1993. Since 1976, Mr. Jenkins has been President of Jenkins Machinery Co., a tractor and machinery dealership serving California and Nevada. He is also managing general partner of Jenkins Ranch. Previously, Mr. Jenkins had been a Board member of Alex Brown Financial Group. Mr. Jenkins holds an undergraduate degree in Business Administration from Eastern Washington University.

CHARLES E. VOLPE Director
Age: 63

    Mr. Volpe has served as a director since December 1995. Mr. Volpe is currently a director of Kemet Electronics Corp. and its parent, Kemet Corporation, a publicly-traded electronic components manufacturing company, where he held numerous management positions from 1970 until retiring as President and Chief Operating Officer in 1996. Prior to joining Kemet in 1966, Mr. Volpe was with the Micro Switch Division of Honeywell, Inc. In addition to being a director of Kemet, Mr. Volpe was also a director until March 2000 of Trend Technologies, Inc., a privately-owned company providing custom enclosures and components to the electronics industry. Mr. Volpe holds an undergraduate degree in Mechanical Engineering from Rochester Institute of Technology.

The Board of Directors unanimously recommends
that you vote FOR the nominees for directors
which is Item 1 on the proxy.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 1999 STOCK
OPTION/STOCK ISSUANCE PLAN TO INCREASE AUTHORIZED
SHARES

    You are being asked to approve an amendment to the 1999 Stock Option/Stock Issuance Plan which will increase the total number of shares of common stock authorized for issuance under the plan by an additional 395,000 shares, from 580,000 shares to a total of 975,000 shares. This amendment was adopted by the Board on December 6, 2000, subject to stockholder approval.

    The 1999 Stock Option/Stock Issuance Plan was adopted by the Board on February 10, 1999 and was approved by stockholders on May 19, 1999. It is a comprehensive equity incentive program designed to attract and retain the services of individuals essential to our company's long-term growth and financial success. The plan allows us to provide officers and other key employees, non-employee Board members, consultants and other independent advisors with the opportunity to acquire a meaningful equity interest in our company through awards of stock under the plan over their period of continued service with us. The Board is requesting the increase in shares authorized for issuance under the plan in order to maintain an adequate number of shares to offer competitive compensation packages to potential employees and other skilled individuals, as well as to provide key personnel with an incentive to remain with the company. The board also believes that the acquisition of an equity interest in the company will encourage employees to devote their best efforts towards building a successful business.

    The following is a summary of the principal features of the 1999 Stock Option/Stock Issuance Plan, as amended by this proposal. This summary, however, does not purport to be a complete description of the 1999 plan. Copies of the actual plan document will be furnished to any stockholder upon written request to our Corporate Secretary at our corporate offices in San Diego, California.

Summary of the 1999 Stock Option/Stock Issuance Plan

  Structure

    The 1999 Stock Option/Stock Issuance Plan consists of four separate equity incentive programs:

  •
  The discretionary grant program under which eligible individuals in our employ or service may, at the discretion of the plan administrator, be granted stock options to purchase shares of common stock or stock appreciation rights covering such shares;

  •
  The automatic option grant program under which eligible non-employee Board members will automatically receive option grants to purchase shares of common stock at designated intervals over their period of Board service;

  •
  The stock issuance program under which eligible persons may, at the discretion of the plan administrator, be issued shares of common stock directly, either upon the attainment of designated milestones or the completion of specified service requirements, or as a fully-vested bonus for past services rendered to us; and

  •
  The reload option grant program under which eligible persons may, at the discretion of the plan administrator, be granted options with a special feature which will automatically trigger new option grants to the extent the original options are exercised through the delivery of previously acquired shares of common stock.

    The principal features of each program are described below.

  Administration

    The 1999 plan is currently administered by the Compensation Committee with respect to the discretionary grant, stock issuance and reload option grant programs; however, one or more additional Board committees may be appointed to administer those programs with respect to certain designated classes of individuals in our service. The term "plan administrator" as used in this summary means the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1999 plan. Administration of the automatic option grant program is self-executing in accordance with the express provisions of that program, and no plan administrator will exercise any discretion with respect to such program.

  Eligibility

    Officers and other employees, non-employee Board members, consultants and other independent advisors in the service of ENCAD, or any parent or subsidiary corporation (whether now existing or subsequently established) are eligible to participate in the discretionary grant, stock issuance and reload option grant programs. Only non-employee Board members are eligible to participate in the automatic option grant program.

    As of February 28, 2001, seven executive officers, approximately 347 other employees and four non-employee Board members were eligible to participate in the discretionary grant, stock issuance and reload option grant programs. The four non-employee Board members were also eligible to participate in the automatic option grant program.

  Share Reserve

    Currently, 580,000 shares of ENCAD common stock are reserved for issuance under the 1999 Stock Option/Stock Issuance Plan. The shares issuable under the plan are available either from our authorized but unissued common stock or from common stock reacquired by us, including shares purchased in the open market.

    Assuming the 395,000-share increase which is the subject of this proposal is approved by our stockholders, the maximum number of shares of common stock reserved for issuance over the ten year term of the plan, measured from the effective date of the plan, will increase to 975,000 shares.

    As of February 28, 2001, options for 489,200 shares were outstanding, no options had been exercised, and 90,800 shares remained available for future issuance under the plan. Assuming stockholder approval of the proposed 395,000-share increase, 485,800 shares will become available for future issuance.

    To the extent any of the options granted under the plan are subsequently exercised, the number of shares issued upon the exercise of those options will reduce, on a share-for-share basis, the number of shares available for issuance under the plan. Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not exercised will become available for subsequent issuance under the plan. Unvested shares issued under the plan that are subsequently repurchased by us are added back to the share reserve and will be available for subsequent issuance under the plan. Shares subject to any stock appreciation rights exercised under the plan will not be available for subsequent issuance.

    No one participant in the plan may receive stock option grants, separately exercisable stock appreciation rights, or direct stock issuances for more than 250,000 shares of common stock in the aggregate per calendar year.

  Valuation

    For purposes of establishing the exercise price for stock options and stock appreciation rights and for all other valuation purposes under the 1999 plan, the fair market value per share of common stock under the 1999 plan on any relevant date will be the closing selling price per share of our common stock reported on the Nasdaq National Market on that date. The closing selling price of our common stock on February 28, 2001 was $2.25 per share.

Discretionary Grant Program

  Stock Options

    The options granted under the discretionary grant program may be either incentive stock options under the federal tax laws or non-statutory options. Each option has an exercise price per share of not less than 100 percent of the fair market value per share of common stock on the grant date. No granted option has a term in excess of ten years. Each option will normally become exercisable for fully vested shares in a series of installments over a specified period of service measured from the grant date. One or more options may be structured so that the shares acquired under those options are unvested and subject to repurchase by us at the exercise price paid per share should the optionee cease service with us prior to vesting of those shares.

    Options are generally not assignable or transferable other than by will or the laws of inheritance. During the optionee's lifetime, the option may be exercised only by the optionee. The plan administrator, however, may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan. No option holder has any stockholder rights with respect to the option shares until the option is exercised and the exercise price is paid for the shares.

    The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. The option may also be exercised through a cashless exercise procedure in which the optionee provides irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to us, out of the sale proceeds available on the settlement date, an amount equal to the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to purchase vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

  Stock Appreciation Rights

    Three types of stock appreciation rights are authorized for issuance under the discretionary grant program:

  •
  Tandem rights, which require the option holder to elect between the exercise of the underlying option for shares of common stock and the surrender of that option for an appreciation distribution;

  •
  Stand-alone stock appreciation rights not tied to an option grant but with a base price per share equal to the fair market value per share of common stock on the grant date; and

  •
  Limited stock appreciation rights which become exercisable upon the occurrence of a hostile take-over.

    The appreciation distribution payable by us upon the exercise of a tandem stock appreciation right is equal in amount to the excess of (i) the aggregate fair market value on the option surrender date of the shares of common stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for those vested shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date or partly in shares and partly in cash.

    The appreciation distribution payable by us upon the exercise of a stand-alone stock appreciation right is equal in amount to the excess of (i) the aggregate fair market value on the exercise date of the shares of common stock underlying the exercised right over (ii) the aggregate base price in effect for those shares. Such appreciation distribution may, at the plan administrator's discretion, be made in cash or in shares of common stock valued at fair market value on the exercise date. The base price in effect for each stand-alone right may not be less than the fair market value per share of common stock on the date that right is granted.

    One or more officers subject to the short-swing profit restrictions of the federal securities laws may be granted, at the discretion of the plan administrator, limited stock appreciation rights in connection with their option grants under the discretionary grant program. Each option with a limited stock appreciation right may be surrendered to us upon the successful completion of a hostile tender offer for more than 50 percent of our outstanding voting stock. In return, the optionee will be entitled to a cash distribution in an amount per surrendered option share equal to the excess of (i) the greater of the fair market value per share of common stock on the date the option is surrendered in connection with a hostile tender offer or the highest price per share of common stock paid in the tender offer over (ii) the option exercise price per share.

    Shares subject to stock appreciation rights exercised under the 1999 plan are not available for subsequent issuance.

Automatic Option Grant Program

    Under the automatic option grant program, each individual will at the time he or she first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, receive an automatic option grant for 18,000 shares of common stock, provided such individual was not previously in our employ. In addition, on the date of each annual stockholders meeting, each individual re-elected to serve as a non-employee Board member is automatically granted a stock option to purchase 7,000 shares of our common stock, provided such individual has served as a non-employee Board member for at least six months. There is no limit on the number of such 7,000 share option grants any one non-employee Board member may receive over his or her period of Board service. Non-employee Board members who have previously been employed by ENCAD are fully eligible for one or more 7,000 share option grants over their period of continued Board service. Stockholder approval of this proposal will also constitute pre-approval of each automatic option grant made under the plan on the basis of the proposed 395,000-share increase and the subsequent exercise of that option grant in accordance with the terms and conditions below.

    Each option granted under the automatic option grant program is subject to the following terms and conditions:

  •
  The exercise price per share is equal to 100 percent of the fair market value per share of common stock on the automatic grant date.

  •
  Each option has a maximum term equal to the lesser of ten years measured from the grant date or 12 months following termination of service on our Board.

  •
  Each 18,000 share option is immediately exercisable for all the option shares, but any shares purchased under the option are subject to repurchase by the company at the exercise price paid per share upon the optionee's cessation of Board service prior to vesting in those shares.

  •
  The shares subject to each initial 18,000 share grant will vest and our right to repurchase the shares will lapse in two successive equal annual installments upon the optionee's completion of each year of Board service over a two-year period measured from the grant date. Each 7,000 share option will be immediately exercisable for all of the option shares as fully vested shares.

  •
  The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the company by merger or asset sale, (ii) the successful completion of a tender or exchange offer for more than 35 percent of the outstanding voting securities, or (iii) a change in the majority of our Board by reason of one or more contested elections for Board membership.

  •
  Upon the successful completion of a hostile tender offer for securities possessing more than 50 percent of the total combined voting power of outstanding voting securities, each outstanding automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of the highest price per share of common stock paid in such hostile tender offer over the exercise price payable per share. Stockholder approval of this proposal will also constitute pre-approval of each such option surrender right granted on the basis of the proposed 395,000-share increase and the subsequent exercise of that right in accordance with the foregoing terms and conditions.

  •
  The option may be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

  •
  The remaining terms of the option will, in general, conform to the terms described above for option grants made under the discretionary grant program.

Stock Issuance Program

    Under the stock issuance program, shares of our common stock may be issued through direct and immediate issuances without any intervening option grants. The shares may be issued as a fully vested stock bonus for services rendered, or may vest in a series of installments over the recipient's period of service or upon the attainment of one or more performance milestones. Shares of our common stock may also be issued under the stock issuance program pursuant to share right awards which will entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified period of service.

    The recipient will have all the rights of a stockholder with respect to shares actually issued to him or her, whether or not those shares are vested, including the right to vote such shares and to receive all regular cash dividends paid on such shares.

    In the event the recipient should leave our service for any reason while holding one or more unvested shares, or in the event the performance objectives should not be attained with respect to one or more unvested shares, then those shares must immediately be surrendered for cancellation, and the recipient will have no further stockholder rights with respect to those shares. The plan administrator may, in its discretion, waive such surrender and cancellation of unvested shares, in whole or in part, and thereby effect the immediate vesting of the recipient's interest in the shares to which the waiver applies. Outstanding share right awards will terminate if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, has the authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

Reload Option Grant Program

    The Compensation Committee has full power and authority to incorporate a reload feature into one or more options at the time those options are granted under the discretionary grant program. To the extent an option with such a reload feature is subsequently exercised through the delivery of shares of common stock in payment of the exercise price, the optionee will automatically be granted at the time of such exercise, a new option (known as a "reload option") to purchase the number of shares of common stock so delivered.

    Each reload option is exercisable upon substantially the same terms and conditions as the original option to which it relates, except for the following differences:

  •
  The exercise price per share is equal to the fair market value of our common stock on the date the new option is granted unless the Compensation Committee specifies a higher exercise price.

  •
  In no event will any additional reload option be granted in connection with the subsequent exercise of the first reload option.

  •
  The Compensation Committee has full authority to set the period of time which must elapse following the exercise of the original option before the reload option will become exercisable. Once that period has elapsed, the reload option will become immediately exercisable for all of the shares of common stock subject to that option at that time.

General Provisions

  Vesting Acceleration

    In the event that we are acquired in a corporate transaction such as a merger or asset sale, each outstanding option under the discretionary grant program which is not assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary grant and stock issuance programs will immediately vest, except to the extent the repurchase rights with respect to those shares are assigned to the successor corporation. The plan administrator will have complete discretion to grant one or more options under the discretionary grant program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition, but the optionee's service with either us or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

    The plan administrator also has the authority to grant options which will immediately vest upon an acquisition of ENCAD, whether or not those options are assumed by the successor corporation. The plan administrator is further authorized under the discretionary grant and stock issuance programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control (whether by successful tender offer for more than 35 percent of the outstanding voting stock or by a change in the majority of the Board by reason of one or more contested elections for Board membership). Such vesting will occur either at the time of such change in control or upon the subsequent involuntary termination of the individual's service within a designated period (not to exceed 18 months) following such change in control. The acceleration of options in the event of a corporate transaction or change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of us.

  Financial Assistance

    The plan administrator may institute a loan program to assist participants in financing the exercise of outstanding options or the purchase of shares under the discretionary grant or stock issuance programs through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the aggregate option exercise price payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

  Changes in Capitalization

    In the event any change is made to the outstanding shares of our common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances in the aggregate per calendar year, (iii) the number and/or class of securities for which grants are subsequently made under the automatic option grant program to our new and continuing non-employee Board members, (iv) the maximum number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the plan, and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option.

    Each outstanding option which is assumed in connection with a corporate transaction will be appropriately adjusted to apply to the number and class of securities which would otherwise have been issued to the option holder had the option been exercised immediately prior to that corporate transaction. Appropriate adjustments will also be made to the option price payable per share and to the class and number of securities available for future issuance under the 1999 plan on both an aggregate and a per-participant basis.

  Special Tax Election

    The plan administrator may, in its discretion, provide one or more holders of outstanding options or unvested share issuances under the 1999 plan with the right to have us withhold a portion of the shares of common stock otherwise issuable to such individuals in satisfaction of the income and employment withholding taxes to which they may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver existing shares of common stock in satisfaction of such withholding tax liability.

  Amendment and Termination

    The Board may amend or modify the 1999 plan; however, certain amendments may also require stockholder approval.

    Unless terminated earlier by the Board, the 1999 plan will, in all events, terminate on February 10, 2009. Any options outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing those grants.

Federal Income Tax Consequences of Options Granted under the 1999 Plan

    Options granted under the 1999 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

  Incentive Options

    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date that option is exercised for the shares. If either of those requirements is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date over the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

    If the optionee makes a disqualifying disposition of the purchased shares, then our company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

  Non-Statutory Options

    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for the taxable year in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights

    No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the right is exercised in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right. The holder will be required to satisfy the tax withholding requirements applicable to such income.

    We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation

    Compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

    Under the current accounting principles in effect for equity incentive programs such as the 1999 plan, option grants under the 1999 plan will not result in any direct charge to our reported earnings. However, the fair value of those options will be required to be disclosed in the notes to our financial statements. We must also disclose in notes to our financial statements the pro-forma impact that those options would have upon our reported earnings per share if the fair value of those options at the time of grant were treated as a compensation expense and amortized over the applicable vesting period. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

    On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares.

    Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 1999 plan, then such rights would result in a compensation expense to be charged against reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the end of the prior quarter is accrued as compensation expense to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Outstanding Option Grants Under the 1999 Stock Option/Stock Issuance Plan

    The company's named executive officers in 2000 consist of the following individuals: (i) our former Chief Executive Officer, (ii) our current Chief Executive Officer, (iii) our other four most highly compensated executive officers, and (iv) one former executive officer for whom disclosure would have been required as one of the company's four most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 2000. The table below shows, as to the named executive officers and as to the various indicated groups, the following information with respect to stock options granted under the 1999 plan during the 2000 calendar year: (i) the number of shares of common stock subject to options granted and (ii) the weighted average exercise price per share for such options.

	2000
	Shares Underlying Options (#)	Weighted Average Exercise Price
David A. Purcell Chairman of the Board, Former President and Former Chief Executive Officer	—	$—
Terry E. Vandewarker President and Chief Executive Officer	150,000	$3.125
Thomas L. Green Vice President, Secretary and General Counsel	—	$—
James A. Hebert Vice President, Engineering	—	$—
Dean R. Richards Vice President, Sales	—	$—
Todd W. Schmidt Vice President and Chief Financial Officer	—	$—
Michael J.T. Steep Former Executive Vice President and Chief Operating Officer	—	$—
All current directors who are not executive officers (1)	28,000	$3.125
All current executive officers as a group (2)	150,000	$3.125
All employees who are not executive officers (3)	272,900	$1.125

(1)
This category does not include Mr. Adams who resigned as a director in January 2001.

(2)
This category does not include Mr. Purcell or Mr. Steep who both resigned as executive officers in July 2000.

(3)
This category only includes those employees who were employed by us as of December 31, 2000.

  New Option Plan Benefits

    As of February 28, 2001, no options have been granted under the plan on the basis of the proposed 395,000-share increase.

Stockholder Approval

    The affirmative vote of a majority of the outstanding voting shares of the company present or represented at the 2001 annual meeting and entitled to vote on this proposal is required for approval of the proposed 395,000-share increase to the 1999 Stock Option/Stock Issuance Plan. Should such stockholder approval not be obtained, then the 395,000-share increase to the share reserve will not be implemented, any stock options granted on the basis of the 395,000-share increase to the 1999 plan, if any, will immediately terminate without becoming exercisable for the shares of common stock subject to those options, and no additional options will be granted on the basis of such share increase. However, in the absence of such stockholder approval, the 1999 plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1999 plan in effect prior to the amendment summarized in this proposal, until the available reserve of common stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 1999 plan.

Recommendation of the Board of Directors

    The Board believes that this amendment to the 1999 Stock Option/Stock Issuance Plan is in the best interests of the company and is necessary to maintain a comprehensive equity incentive program for our officers, employees, non-employee Board members, and consultants which will encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

The Board of Directors unanimously recommends that you vote
FOR the amendment to the 1999 Stock Option/Stock Issuance Plan to increase authorized shares which is Item 2 on the proxy.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE
STOCK PURCHASE PLAN TO INCREASE AUTHORIZED
SHARES

    You are being asked to vote on a proposal to approve an amendment to the 1993 Employee Stock Purchase Plan. This amendment was adopted by the Board on December 6, 2000, subject to stockholder approval. The effect of the amendment will be to increase the number of shares available for issuance under the 1993 Employee Stock Purchase Plan by an additional 200,000 shares of common stock, from total current authorized shares of 720,000 to 920,000 shares.

    The purpose of the amendment is to enable us to continue to offer our employees and potential employees equity participation packages comparable to those of our competitors. Such packages serve as a means to attract, motivate and retain high-quality, key employees. Through equity participation, employee compensation is correlated to the company's performance so that employees have a vested interest in applying their best efforts toward making the company as productive as possible. As a result, equity participation through the stock purchase plan benefits both employees and stockholders.

    The Board is requesting the increase in shares authorized for issuance under the 1993 Employee Stock Purchase Plan in order to maintain an adequate number of shares to offer competitive compensation packages, as well as to accommodate potential employee demand and the growth of the company.

    The 1993 Employee Stock Purchase Plan was initially adopted by the Board and approved by stockholders on October 8, 1993. The plan was amended by a resolution adopted by the Board on March 12, 1996 and approved by the stockholders on June 18, 1996, to increase the number of shares of stock subject to the plan by 100,000 shares for a total of 200,000 authorized shares. In accordance with the terms of the plan, the number of authorized shares was increased to 400,000 as a result of the two-for-one stock split payable in the form of a 100 percent stock dividend distributed to our stockholders on May 31, 1996. On February 11, 1997, the Board resolved to further amend the plan to increase the number of shares available for issuance by 120,000 shares to a total of 520,000 shares. This amendment was approved by shareholders on July 17, 1997. The plan was again amended by a resolution of the Board adopted on December 9, 1999 which increased the number of shares subject to the plan by 200,000 shares of common stock to a total of 720,000 shares. This amendment was approved by stockholders on July 20, 2000.

    The terms and provisions of the 1993 Employee Stock Purchase Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the plan. Copies of the actual plan may be obtained by any stockholder upon written request to our Corporate Secretary at our corporate offices in San Diego, California.

Summary of the 1993 Employee Stock Purchase Plan

  Share Reserve and Plan Administration

    Currently, the maximum number of shares that may be sold to participants over the term of the 1993 Employee Stock Purchase Plan may not exceed 720,000 shares of our common stock. As of February 28, 2001, 515,131 shares of our common stock had been purchased under the plan and 204,869 shares were available for future purchase.

    Assuming the 200,000 share increase which is the subject of this proposal is approved by our stockholders, the maximum number of shares of our common stock reserved for issuance over the term of the plan will increase to 920,000 shares, with 404,869 shares available for future purchase.

    Appropriate adjustments will be made to (i) the class and maximum number of securities purchasable under the plan, (ii) the class and maximum number of securities purchasable per participant during any one offering period, and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right in order to preserve participant rights should any change be made to the outstanding common stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding common stock as a class without our company's receipt of consideration.

    The 1993 Employee Stock Purchase Plan is administered by the Compensation Committee of our Board of Directors. As the plan administrator, the committee has full authority to adopt administrative rules and procedures and to interpret the provisions of the plan and any outstanding purchase rights.

  Offering Periods and Purchase Rights

    Shares of our common stock are offered under the plan through a series of successive offering periods. Each offering period is coincident with the calendar quarter. The purchase dates will occur on the last business day of each calendar quarter.

  Eligibility

    Employees are eligible to participate if they are employed for at least 20 hours per week by our company or a subsidiary designated by the Board. As of February 28, 2001, approximately 349 employees (including seven officers of the company) were eligible to participate in the 1993 Employee Stock Purchase Plan.

    An employee who is eligible to participate in the plan at the start of an offering period may join during that offering period on the start date.

  Plan Operation

    Employees eligible to participate in an offering period can elect to have up to ten percent of their base salary withheld under the plan. The amount withheld is then used to purchase shares of our common stock at quarterly intervals. The price of our common stock purchased in each offering period under the plan is equal to 85 percent of the lower of the fair market value of the common stock on (i) the first business day of the calendar quarter or (ii) the purchase date. Employees may withdraw from the plan during an offering period at any time other than the last five days of the calendar quarter. Participation ends automatically on termination of employment with us. Employees who elect to withdraw from the plan during an offering period may not participate again until the next offering period. Employees may alter their level of payroll deduction on a limited basis during an offering period.

    No participant may purchase more than 2,000 shares during any one offering period or otherwise accrue rights to purchase more than $25,000 of stock per calendar year. Upon an acquisition of our company, the outstanding payroll deductions will be immediately applied to the purchase of our common stock.

  Amendment and Termination

    The 1993 Employee Stock Purchase Plan will terminate upon the earlier of (i) December 31, 2003 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, we specifically reserve the right, exercisable in the sole discretion of the plan administrator, to terminate all outstanding purchase rights under the plan immediately following any quarterly purchase date. If such right is exercised by us, then the plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    The Board may amend or modify the provisions of the plan at any time. However, the Board may not, without stockholder approval, (i) materially increase the number of shares issuable under the plan or the maximum number of shares which any one participant may purchase during a single offering period, (ii) alter the purchase price formula so as to reduce the purchase price, or (iii) materially modify the requirements for eligibility to participate in the plan.

  Federal Tax Consequences

    The 1993 Employee Stock Purchase Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to our company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which those shares were acquired or within one year after the quarterly purchase date on which the shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal in amount to such excess.

    If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the quarterly purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15 percent of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

  Accounting Treatment

    Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under our plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the plan would have upon our reported earnings were the fair value of those purchase rights treated as compensation expense.

  Outstanding Stock Purchases Under the Purchase Plan

    The table below shows, as to the named executive officers and the various indicated groups, the number of shares of common stock purchased under the plan during the 2000 calendar year and for the offering period which began on January 1, 2001.

	Offering Period Ending March 31, 2001		Calendar Year Ended December 31, 2000
	Number of Purchased Shares (#)	Weighted Average Purchase Price	Number of Purchased Shares (#)	Weighted Average Purchase Price
David A. Purcell Chairman of the Board, Former President and Former Chief Executive Officer	—	$—	—	$—
Terry E. Vandewarker President and Chief Executive Officer	—	$—	—	$—
Thomas L. Green Vice President, Secretary and General Counsel	—	$—	—	$—
James A. Hebert Vice President, Engineering	—	$—	2,000	$2.64
Dean R. Richards Vice President, Sales	—	$—	—	$—
Todd W. Schmidt Vice President and Chief Financial Officer	—	$—	—	$—
Michael J.T. Steep Former Executive Vice President and Chief Operating Officer	—	$—	—	$—
All current directors who are not executive officers (1)	—	$—	—	$—
All current executive officers as a group (2)	—	$—	2,000	$2.64
All employees who are not executive officers (3)	36,511	$1.06	83,126	$2.29

(1)
Directors are not eligible to participate in the 1993 Employee Stock Purchase Plan.

(2)
This category does not include Mr. Purcell or Mr. Steep who both resigned as executive officers effective July 10, 2000.

(3)
This category only includes those employees who were employed by us as of December 31, 2000.

  New Plan Benefits

    As of February 28, 2001, no purchase rights had been granted under the 1993 Employee Stock Purchase Plan on the basis of the proposed 200,000 share increase.

Vote Required

    The affirmative vote of the holders of a majority of the outstanding voting shares of ENCAD stock present or represented at the 2001 annual meeting and entitled to vote on this proposal is required for approval of the proposed 200,000share increase to our 1993 Employee Stock Purchase Plan. Should such stockholder approval not be obtained, then the 200,000-share increase will not be implemented and the 1993 purchase plan will terminate once the existing share reserve as previously approved by the stockholders has been issued.

Recommendation of the Board of Directors

    The Board believes that the amendment to the 1993 Employee Stock Purchase Plan is necessary in order to maintain a comprehensive equity incentive program for our officers, employees and consultants which will encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

The Board of Directors unanimously recommends a vote
FOR the amendment to the 1993 Employee Stock Purchase Plan
to increase authorized shares which is Item 3 on the proxy.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board has appointed the accounting firm of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2001. Deloitte & Touche has served as our independent auditors since 1983 and the Board believes that the firm is well-qualified to provide these services. Representatives of Deloitte & Touche are expected to be present at the 2001 annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for the audit of our annual financial statements for 2000 and the review of our financial statements included in our forms 10-Q for that same year were $102,768.

Financial Information Systems Design and Implementation Fees

    During 2000, Deloitte did not render any professional services to our company related to financial information systems design and implementation; therefore, no fees were billed for such services.

All Other Fees

    The aggregate fees for services rendered to our company by Deloitte during 2000, other than the services described above, were $83,106. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte.

Stockholder Approval

    Ratification of the appointment of Deloitte & Touche, LLP as our independent auditors requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote on this matter at the 2001 annual meeting. In the event that the stockholders fail to ratify such appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board believes that such a change would be in the best interest of the company and our stockholders.

The Board of Directors unanimously recommends that you vote
FOR ratification of the selection
of Deloitte & Touche LLP as independent auditors
which is Item 4 on the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

    The following table sets forth information as of February 28, 2001 relating to the beneficial ownership of common stock by (i) each stockholder known to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all our current executive officers and directors as a group. This table is based upon information supplied by our directors and our named executive officers, principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission, also known as the SEC. Unless otherwise indicated, the individual stockholders named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Applicable ownership is based on 11,901,669 shares of common stock outstanding on February 28, 2001, and calculated pursuant to SEC Rule 13d-3(d)(1), which includes the number of shares acquirable within 60 days by directors, executive officers and other employees.

    All amounts listed under the column "Acquirable Within 60 Days" represent the underlying shares for stock options which will vest within 60 days of February 28, 2001.

	Amount and Nature of Beneficial Ownership
Names and Addresses	Owned at February 28, 2001	Acquirable Within 60 Days	Percent of Class
Dimensional Fund Advisors Inc. (1) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	853,700	0	7.2%
Richard H. Pickup (2) 610 Newport Center Dr., Suite 1300 Newport Beach, CA 92660	1,755,000	0	14.7%
Robert V. Adams	30,000	20,334	*
Craig S. Andrews	10,324	48,334	*
Ronald J. Hall	82,610	36,334	1.0%
Howard L. Jenkins	258,176	51,334	2.6%
Charles E. Volpe	20,000	49,334	*
David A. Purcell (3)	740,002	78,749	6.8%
Terry E. Vandewarker	0	47,936	*
Thomas L. Green	4,877	45,470	*
James A. Hebert	2,480	10,625	*
Dean R. Richards	0	10,625	*
Todd W. Schmidt (4)	1,500	48,124	*
Michael J.T. Steep (5)	4,000	0
All directors and executive officers as a group—13 persons (6)	1,119,969	442,863	12.7%

*
Less than 1 percent.

(1)
Pursuant to a Schedule 13G filed February 6, 2001 by Dimensional Fund Advisors Inc., an investment advisor, which reported sole dispositive and voting power over 853,700 shares.

(2)
Pursuant to a Schedule 13D filed February 16, 2001 by Mr. Pickup who reported sole dispositive and voting power over 1,755,000 shares. Mr. Pickup filed on behalf of himself and the following entities with which he shares membership in a group: Dito Devcar Corporation, Dito Caree, LP, TD Investments, LLC, Pickup Charitable Remainder Unitrust II, DRP Charitable Remainder Unitrust, TMP Charitable Remainder Unitrust, Pickup Family Trust and Dito Devcar LP.

(3)
Of the 740,002 shares beneficially owned by Mr. Purcell, 450 shares are owned by his spouse and 739,552 are held in a family trust of which Mr. Purcell is a trustee.

(4)
The 1,500 shares beneficially owned by Mr. Schmidt are owned by his spouse.

(5)
The amounts shown for Mr. Steep in this table are based upon information reported as of January 2001.

(6)
The amounts shown in this table for all directors and executive officers as a group excludes the amounts reported for Mr. Adams and Mr. Steep.

BOARD OF DIRECTORS

Term of Board Membership

    Members of the Board hold office and serve until the next annual meeting of our stockholders or until their respective successors have been elected and qualified, or until his/her earlier death, resignation or removal. Executive officers are appointed by, and serve at the discretion of, the Board.

Relevant Committees and Meetings of the Board

    The Board has a Compensation Committee and an Audit Committee. The Board does not maintain a nominating committee or other committee which performs similar functions.

    The current members of the Compensation Committee are Mr. Volpe, who serves as Chairman, Mr. Hall and Mr. Jenkins. The Compensation Committee provides recommendations concerning salaries and incentive cash compensation for our executive officers and key personnel other than remuneration of directors. The Compensation Committee held six meetings during 2000.

    From January to December 2000, the members of our Audit Committee were Mr. Adams, who served as Chairman, Mr. Andrews and Mr. Jenkins. Beginning in December 2000, the current members of our Audit Committee are Mr. Jenkins, who serves as Chairman, Mr. Andrews and Mr. Hall. Each of the current members of our Audit Committee and those members that served during 2000 are independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards.

    The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A to this proxy statement. The Audit Committee recommends our independent auditors, reviews the results and scope of the audit and other services provided by such auditors, and evaluates fees. The Audit Committee held three meetings during 2000.

    The Board held eight meetings during 2000. No incumbent director, except Mr. Adams and Mr. Andrews, attended fewer than 75 percent of the Board and committee meetings in which such director was entitled to participate. Mr. Adams attended four of the eight Board meetings and Mr. Andrews attended two of the three Audit Committee meetings.

Compensation of Directors

    For their services as directors in 2000, non-employee directors received cash compensation of $15,000 annually and $2,000 for each regular Board meeting. An additional payment of $4,000 was paid to each non-employee director who served on at least one special committee of the Board. Non-employee directors were also eligible for reimbursement of their expenses incurred in attending meetings of the Board in accordance with our policy.

    At the 2000 annual meeting held on July 20, 2000, Mr. Adams, Mr. Andrews, Mr. Hall, Mr. Jenkins, and Mr. Volpe were re-elected to the Board. Each received a stock option for 7,000 shares of common stock under the automatic option grant program in effect for non-employee directors under the 1999 Stock Option/Stock Issuance Plan. Each option has an exercise price of $3.125 per share and is immediately exercisable for any or all of the option shares. Each option has a term of ten years measured from the grant date, subject to earlier termination following the director's cessation of service on the Board.

    Each non-employee Board member re-elected at the 2001 annual meeting will receive an option for 7,000 shares of common stock under the automatic option grant program. For further information concerning such automatic option grants to directors, please see "Proposal 2—Approval of Amendment of the 1999 Stock Option/Stock Issuance Plan to Increase Authorized Shares—Automatic Option Grant Program."

EXECUTIVE OFFICERS

    The following individuals were executive officers of ENCAD as of March 31, 2001:

Name	Age	Position
Terry E. Vandewarker	49	President and Chief Executive Officer
Gerald A. Forman	62	Vice President, Supplies
Thomas L. Green	53	Vice President, Secretary and General Counsel
James A. Hebert	36	Vice President, Engineering
Dean R. Richards	54	Vice President, Sales
Patrick S. Ryan	44	Vice President, Marketing
Todd W. Schmidt	58	Vice President and Chief Financial Officer
John Schwarzenbach	57	Vice President, Quality Assurance

    Mr. Vandewarker became our President and Chief Executive Officer in July of 2000. Prior to that time, he served as our Vice President of Operations from 1998 until 2000 and as Director of Finance from 1997 to 1998. Before joining us, he was Vice President and Chief Financial Officer for Nexcycle, Inc., a position he held from 1995 to 1997. He served in the same capacity from 1993 to 1995 for OCTUS, Inc., a publicly-traded company in the computer-telephone integration business. Mr. Vandewarker is a Certified Public Accountant and holds a BS in Psychology from the University of California at Riverside and an MBA in Accounting and Finance from the University of California at Los Angeles.

    Mr. Forman joined us in November 2000 as Vice President of Supplies. From 1999 to 2000, he was president and owner of Forman & Associates. Prior to that time, he served as our company's Vice President of Sales and Marketing for our Supplies and Textile Business Units from 1998 to 1999, and Director of Supplies Marketing from 1996 through 1997.

    Mr. Green has served as Vice President since December 1995, and as General Counsel and Secretary since joining us in 1994, after serving as a legal consultant for us from February 1994 to May 1994. From 1992 to 1993, Mr. Green served as General Counsel for Psicor, Inc., a publicly-traded company that provides services related to open-heart perfusion. Mr. Green holds a BA in Economics from West Virginia Wesleyan College and a JD from Western States University School of Law.

    Mr. Hebert has served as Vice President of Engineering since August 2000. He joined us in 1999 as Director of Printer Development. From 1987 to 1999, Mr. Hebert was with Tektronix, Inc., a publicly-traded company providing measurement solutions to the telecommunications, computer and semiconductor industries. While he was with Tektronix, Inc., he served in a number of capacities, including Director of Solid Ink Printer Engineering from 1998 to 1999, Program Manager from 1997 to 1998, Applications Development Group Manager from 1996 to 1997, and Wireless Product Marketing Manager from 1994 to 1996. Mr. Hebert has a BS in Electrical Engineering from Washington State University and an MBA from the University of Oregon.

    Mr. Richards has been our Vice President of Sales since July 2000. He joined our company in 2000 as our Managing Director of Worldwide Channel Development. From 1994 to 2000, he was with Océ-USA, Inc., a subsidiary of Océ N.V., a publicly-traded company in the Netherlands which specializes in products and services for the reproduction, presentation and distribution of documents. During his tenure with that company, he held the positions of Vice President of Western Operations from 1998 to 2000, Regional Manager from 1995 to 1998, and District Manager from 1994 to1995. Mr. Richards has a BS in Business Administration from Yankton University.

    Mr. Ryan became our Vice President of Marketing in March 2001. He has been with our company since 1996, serving as acting Vice President of Marketing from 2000 to 2001, as Director of Product Marketing from 1998 to 2000, as Program Manager in 1998, and as Director of Product Marketing from 1996 to 1998. Prior to joining our company, he was with Amiable Technologies, Inc., a privately-held software company where he served as Director of Marketing from 1992 to 1996. Mr. Ryan has a BA in Behavioral Science from California Polytechnic State University.

    Mr. Schmidt joined our company as Vice President and Chief Financial Officer in June 1996. He became a temporary part-time employee in April 2001 and has indicated his intention to retire on June 30, 2001. From 1995 to 1996, Mr. Schmidt was a financial consultant. During that period, from March to May 1996, Mr. Schmidt provided financial consulting services to ENCAD. Mr. Schmidt previously served as Vice President of Finance and Administration from 1990 to 1995 for Biosym Technologies, Inc., a developer and seller of computer-aided molecular modeling software. He is a Certified Public Accountant with a BS in Industrial Engineering and an MBA, both from Northwestern University.

    Mr. Schwarzenbach became our Vice President of Quality Assurance in July 1999 after serving as our Director of Quality Assurance from April 1999 to June 1999. Prior to joining our company, he was with General Instrument, a publicly-traded company providing integrated and interactive broadband access solutions. Mr. Schwarzenbach was Senior Director of Engineering Services and Program Management for General Instrument from 1997 to1999. He also served as Vice President of Quality at Motorola Transmission Products Division from 1994 to 1996. Mr. Schwarzenbach has a BS in Electrical Engineering from the University of Oklahoma and an MA in Mathematics from the University of Denver.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the aggregate compensation paid or accrued for the years ended December 31, 2000, 1999 and 1998 with respect to our named executive officers consisting of (i) our former Chief Executive Officer, (ii) our current Chief Executive Officer, (iii) our other four most highly compensated executive officers, and (iv) one former executive officer for whom disclosure would have been required as one of the company's four most highly compensated executive officers but for the fact that the individual was not serving as an executive officer at the end of 2000. The information contained in the table is described in more detail in the following section.

Explanation of Summary Compensation Table

  Salary

    The "Salary" column in the Summary Compensation Table below indicates all salary earned during the year by the named executive officers. This includes salary which was not actually paid to the officer because payment was deferred at the election of the officer under either our 401(k) plan or our Select Compensation Non-Qualified Deferred Compensation Plan. The 401(k) plan is a retirement savings plan established by ENCAD which is generally available to all of our salaried employees. For a description of our deferred compensation plan, please see the discussion under "Severance, Change in Control, and Other Arrangements."

    In the following cases, amounts reported in the "Salary" column were paid only for a partial year:

  •
  Mr. Hebert joined ENCAD in September 1999. His 1999 compensation commences at that time.

  •
  Mr. Richards joined ENCAD in February 2000. His 2000 compensation commences at that time.

  •
  Mr. Steep joined ENCAD in April 1998. His 1998 compensation commences at that time.

  •
  Mr. Steep left ENCAD in July 2000. His 2000 salary represents the amount earned by him from January 1, 2000 until July 10, 2000.

    Mr. Purcell resigned as President and Chief Executive Officer in July 2000 and has continued to work for us as an employee. Three other executive officers, Mr. Vandewarker, Mr. Richards and Mr. Hebert, were officers or managers of our company prior to their promotions in 2000 to their current positions. Please see the discussion under "Executive Officers." In all four cases, the compensation reported for 2000 reflects compensation earned by these executive officers for all positions they held with us during 2000.

  Bonus

    The "Bonus" column shows the amount of bonuses awarded in accordance with annual incentive compensation targets established by the Compensation Committee. Please see the discussion under "Report of the Compensation Committee on Executive Compensation—Incentive Compensation." The "Bonus" column also includes sign-on bonuses, guaranteed bonuses, and amounts which were not actually paid to the officer because payment was deferred at his or her election under either our 401(k) plan or our deferred compensation plan.

    The amount reported as a 2000 bonus for Mr. Vandewarker was an incentive bonus for accepting the positions of President and Chief Executive Officer. This incentive bonus was awarded in the form of a guaranteed payment of Mr. Vandewarker's 2000 bonus in an amount based upon 100% of the target levels set by the Compensation Committee.

    The bonuses reported in 2000 for Mr. Green and Mr. Hebert were bonuses based upon their performances in 2000 and the first quarter of 2001. The amounts reported in this column for 2000 for both of these executive officers do not include the amounts attributable to their performance in 2001. The 2001 bonus amounts excluded from the Summary Compensation Table were $3,000 for Mr. Green and $4,000 for Mr. Hebert. The bonus amounts reported for 2000 were payable only if the officer was an active employee of our company as of March 2001.

    Mr. Richards' 2000 bonus of $48,360 includes a sign-on bonus of $25,000 which was offered to him as an incentive to accept the position of General Manager of Worldwide Channel Development. In addition, he received for his performance in 2000 and the first quarter of 2001, a $10,000 bonus and a guaranteed payment of his 2000 bonus based upon 60% of the target levels set by the Compensation Committee. The guaranteed portion of the performance bonus amounted to $19,200. Of the total $29,200 in performance bonuses, $23,360 is attributable to Mr. Richards' performance in 2000 and is reported in the Summary Compensation Table. The remaining $5,840 is attributable to his performance in the first quarter of 2001 and is not included in the table. The performance bonuses were payable only if Mr. Richards was an active employee of our company as of March 2001.

  Other Annual Compensation

    The "Other Annual Compensation" column shows amounts representing (i) perquisites and other personal benefits, (ii) above-market or preferential earnings on deferred compensation, and (iii) a grant of ENCAD stock to Mr. Steep and payments to cover his estimated tax liability for the stock grant.

    The amount of $30,181 reported as other annual compensation for Mr. Hebert in 2000 reflects perquisites or other personal benefits comprised of $27,781 in relocation costs and a $2,400 car allowance. The amount of $86,962 reported for Mr. Richards in 2000 represents perquisites in the form of relocation costs of $80,962 and an annual car allowance of $6,000. The amounts reported in this column in 1999 for Mr. Purcell, Mr. Green and Mr. Schmidt, and in 1998 for Mr. Green, are above-market earnings on compensation deferred by the officer under our deferred compensation plan. For a description of our deferred compensation plan, please see the discussion under "Severance, Change in Control, and Other Arrangements."

    For 1999, other annual compensation for Mr. Steep in the total amount of $56,830 was comprised of $27,250 representing the fair market value on the date of the grant of 4,000 shares granted to Mr. Steep on April 20, 1999 in accordance with our offer of employment to him, plus $29,580 paid to cover his estimated tax liability for the shares. The amount of $169,505 reported for Mr. Steep in 1998 in this column reflects perquisites of $157,606 in relocation costs, a $6,400 annual car allowance, and $5,499 reimbursement for financial services.

    In accordance with SEC rules, amounts paid to our named executive officers for perquisites or other personal benefits totaling the lesser of $50,000 or ten percent of total annual salary and bonuses have been omitted from this column.

  Awards, Securities Underlying Options/SARs

    The figures under the "Awards, Securities Underlying Options/SARs" column reflect the number of underlying shares for all stock options granted during 2000, 1999 and 1998.

    The numbers listed for 1998 include stock options which were granted, but subsequently cancelled in November 1998 in connection with a stock option re-grant program. These figures also include stock options granted to replace options issued in prior years that were cancelled in 1998 in connection with the stock option re-grant program.

    All awards reported under this column were stock options issued under either the 1993 Stock Option/Stock Issuance Plan, the 1997 Supplemental Stock Option Plan or the 1998 Stock Option Plan, with the exception of the stock option for 150,000 shares issued to Mr. Steep in 1998 pursuant to a non-statutory stock option agreement between Mr. Steep and ENCAD. All of Mr. Steep's stock options were cancelled by October 2000.

    No stock appreciation rights (SARs) were awarded in 2000.

  All Other Compensation

    Certain amounts reported in the "All Other Compensation" column are 401(k) matching contributions. In 1998, we began contributing matching funds to all participants in an amount equal to 25 percent of the employee's contributions to the plan during profitable quarters which, in 1998, was the second quarter. Beginning in 1999, matching contributions were increased to 50 percent of the first six percent of gross annual salary contributed by the participant to the plan, regardless of profitability of the company.

    In 2000, the plan was modified to allow vesting of a participant's matching contribution account over a period of three years commencing with the participant's original date of hire. After the first year of employment with us, 30 percent of the participant's matching contribution vests; 60 percent of the participant's matching contribution vests after two years. Matching contributions are 100 percent vested after the participant's third year with our company. Should the employee leave us prior to the end of the three-year vesting period, matching contributions which are not vested are forfeited.

    As of December 31, 2000, the amount of vested matching contributions for our named executive officers were as follows:

  •
  100 percent of the $9,900 in total matching contributions made on behalf of Mr. Purcell in 1999 and 2000 had vested.

  •
  100 percent of the $2,293 in total matching contributions made on behalf of Mr. Vandewarker in 2000 had vested.

  •
  100 percent of the $10,733 in total matching contributions made on behalf of Mr. Green in 1998, 1999 and 2000 had vested.

  •
  None of the $5,822 in total matching contributions made on behalf of Mr. Hebert in 1999 and 2000 had vested.

  •
  None of the $4,748 in total matching contributions made on behalf of Mr. Richards in 2000 had vested.

  •
  100 percent of the $10,415 in total matching contributions for 1998, 1999 and 2000 made on behalf of Mr. Schmidt had vested.

  •
  60 percent or $5,940 of the $9,900 in total matching contributions for 1999 and 2000 made to Mr. Steep had vested. The remaining 40 percent was forfeited upon Mr. Steep's leaving ENCAD.

    In addition to matching 401(k) contributions, the amounts reported for Mr. Purcell in this column include compensation from a split dollar agreement which we entered into on December 1, 1999 for the benefit of Mr. Purcell. We pay the annual premiums due under the insurance policy and, subject to specified contingencies, are entitled to a refund of premiums paid upon the earlier of Mr. Purcell's death or the surrender of the policy. Mr. Purcell is entitled to receive a minimum stated benefit subject to the sufficiency of cash value in the policy and is entitled to the cash surrender value, if any, in excess of specified amounts payable to ENCAD. The breakdown of amounts reported in the "All Other Compensation" column for Mr. Purcell is as follows:

  •
  The total of $172,199 reported in 2000 for Mr. Purcell is comprised of (i) $5,100 in matching 401(k) contributions, (ii) $164,385 representing the present value cost of the company's portion of the 2000 premiums for split dollar life insurance above the term coverage level, and (iii) $2,714 representing imputed income associated with the term portion of the split dollar arrangement.

  •
  The total of $197,007 reported in 1999 for Mr. Purcell is comprised of (i) $4,800 in matching 401(k) contributions, (ii) $189,846 representing the present value cost of the company's portion of the 1999 premiums for split dollar life insurance above the term coverage level, and (iii) $2,361 representing imputed income associated with the term portion of the split dollar arrangement.

    Of the $12,750 reported as all other compensation in 2000 for Mr. Hebert, $3,900 are matching 401(k) contributions and $8,850 is the amount paid to Mr. Hebert as reimbursement for vacation and illness time accrued while Mr. Hebert was an employee of our company prior to his becoming an executive officer.

    Of the $9,866 reported in 2000 for Mr. Richards, $4,748 are matching 401(k) contributions and $5,118 is the amount paid to Mr. Richards as reimbursement for vacation and illness time accrued while Mr. Richards was an employee of our company prior to his becoming an executive officer.

    Of the $428,888 reported under this column in 2000 for Mr. Steep, $5,100 are matching 401(k) contributions (of which 60 percent had vested and 40 percent had been forfeited as indicated above). The balance of $423,788 represents total severance payments owed to Mr. Steep. These severance payments are payable over a 12-month period in equal bi-weekly installments. In 2000, we made severance payments to Mr. Steep in the amount of $162,992. For a general description of the severance agreements, please see the discussion under "Severance, Change in Control, and Other Arrangements."

Summary Compensation Table

		Annual Compensation						Long Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compen- sation ($)		Awards Securities Underlying Options/SARs (#)	All Other Compen- sation ($)
David A. Purcell Former Chief Executive Officer and President	2000 1999 1998	$ $ $	293,862 365,013 350,919	$ $ $	— 263,204 —	$ $ $	— 90,736 —	— 45,000 145,000	$ $ $	172,199 197,007 —
Terry E. Vandewarker Current Chief Executive Officer and President	2000 1999 1998	$ $ $	218,298 163,930 139,491	$ $ $	101,610 67,433 10,600	$ $ $	— — —	160,000 20,000 36,000	$ $ $	2,293 — —
Thomas L. Green Vice President, Secretary	2000 1999 1998	$ $ $	175,302 166,001 151,878	$ $ $	12,000 83,564 —	$ $ $	— 42,734 1,653	5,000 17,500 41,500	$ $ $	5,100 4,800 833
James A. Hebert Vice President, Engineering	2000 1999 1998	$ $ $	165,926 41,988 —	$ $ $	16,000 39,413 —	$ $ $	30,181 — —	60,000 — —	$ $ $	12,750 1,921 —
Dean R. Richards Vice President, Sales	2000 1999 1998	$ $ $	150,064 — —	$ $ $	48,360 — —	$ $ $	86,962 — —	75,000 — —	$ $ $	9,866 — —
Todd W. Schmidt Vice President and Chief Financial Officer	2000 1999 1998	$ $ $	183,482 200,771 184,038	$ $ $	— 115,571 —	$ $ $	— 28,340 —	— 12,500 100,000	$ $ $	5,100 4,800 515
Michael J.T. Steep Former Executive Vice President and Chief Operating Officer	2000 1999 1998	$ $ $	204,244 345,148 201,759	$ $ $	— 189,246 —	$ $ $	— 56,830 169,505	— 65,000 150,000	$ $	428,888 4,800 —

Option Grants in 2000

    The following table sets forth information concerning stock option grants during 2000 to our named executive officers. All options granted in 2000 were issued under the 1993 Stock Option/Stock Issuance Plan or 1997 Supplemental Stock Option Plan. The options granted in 2000 generally become exercisable in equal quarterly installments over a period of four years. The first quarterly installment becomes exercisable three months after the date of grant. The options were granted for a term of ten years, subject to earlier termination under certain circumstances related to termination of employment.

    In general, under our stock options plans the exercise price may be paid:

  •
  by cash or check,

  •
  in shares of common stock held for the requisite period necessary to avoid a charge to the company's earnings for financial reporting purposes and valued at fair market value on the exercise date, or

  •
  through a cashless exercise procedure involving a same-day sale of the purchased shares.

    The company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability.

    The plan administrator may grant stock appreciation rights in connection with option grants under the 1993 and 1999 stock option plans. No stock appreciation rights were granted to any of the named executive officers during 2000.

    The "Potential Realizable" columns under the Option Grant Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of five percent and ten percent from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of our common stock and overall market conditions.

Option Grant Table

	Individual Grants
		% of Total Options/SARs Granted to Employees in Fiscal Year (1)
	Number of Securities Underlying Options/SARs Granted (#)						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
				Exercise Price ($/Sh)(2)		Expiration Date
Name							5%($)		10%($)
David A. Purcell	0	0.00%			$0.000	N/A		$0.00		$0.00
Terry E. Vandewarker	150,000 10,000	18.72 1.25	% %	$ $	3.125 1.125	07/20/10 12/21/10	$ $	294,794.36 7,075.06	$ $	747,066.78 17,929.60
Thomas L. Green	5,000	0.62%			$1.125	12/21/10		$3,537.53		$8,964.80
James A. Hebert	50,000 10,000	6.24 1.25	% %	$ $	3.250 1.125	09/12/10 12/21/10	$ $	102,195.38 7,075.06	$ $	258,983.15 17,929.60
Dean R. Richards	15,000 50,000 10,000	1.87 6.24 1.25	% % %	$ $ $	6.000 3.250 1.125	02/07/10 09/12/10 12/21/10	$ $ $	56,600.52 102,195.38 7,075.06	$ $ $	143,436.82 258,983.15 17,929.60
Todd W. Schmidt	0	0.00%			$0.000	N/A		$0.00		$0.00
Michael J.T. Steep	0	0.00%			$0.000	N/A		$0.00		$0.00

(1)
In 2000, employees received stock options amounting to a total of 801,200 shares.

(2)
Exercise price is the closing price of our common stock as reported on the Nasdaq National Market on the date of grant.

Option Exercises and Holdings

    The following table sets forth certain information with respect to the number and value of unexercised stock options held by our named executive officers as of December 31, 2000. No stock options or SARs were exercised by the officers during 2000.

    The value of unexercised in-the-money options at the end of 2000 as reported in this table was based upon a market price of $1.41 per share, determined on the basis of the closing selling price per share of common stock as reported on the Nasdaq National Market on December 29, 2000, less the option exercise price payable per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2000
					Value of Unexercised in-the- Money Options/ SARs at December 31, 2000
	Shares Acquired on Exercise
		Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David A. Purcell	—	$—	66,562	83,438	$—	$—
Terry E. Vandewarker	—	$—	25,249	172,751	$—	$2,813
Thomas L. Green	—	$—	42,034	27,344	$—	$1,407
James A. Hebert	—	$—	6,250	63,750	$—	$2,813
Dean R. Richards	—	$—	5,937	69,063	$—	$2,813
Todd W. Schmidt	—	$—	42,343	45,157	$—	$—
Michael J.T. Steep	—	$—	0	0	$—	$—

(1)
Fair market value of the Common Stock on the date of exercise less the exercise price.

Severance, Change in Control, and Other Arrangements

  1997 Severance Agreements, As Amended

    In 1997, the Compensation Committee approved a special severance benefits program for its executive officers. Three of our named executive officers—Mr. Purcell, Mr. Green and Mr. Schmidt—received the 1997 severance agreements. When Mr. Steep joined the company in 1998, he was also granted a severance agreement substantially the same as the 1997 severance agreement. In 1999, the Board approved an amendment to the 1997 severance agreements, including Mr. Steep's agreement.

    Under the amended 1997 severance agreements, benefits are triggered by the occurrence of the following events: (i) Termination Without Cause (as defined in the severance agreements) after at least nine months of service with ENCAD and (ii) Resignation for Good Cause or Termination Without Cause (each as defined in the severance agreements) within 18 months after a change of control. For Mr. Purcell, the period of time for which severance benefits will apply following a change in control has been extended to 24 months.

    A change of control includes mergers, consolidations, reverse mergers, the sale of substantially all our assets, a Hostile Take-Over (as defined in the severance agreements), and the acquisition by a stockholder or related group of stockholders of (i) 25 percent of the voting power of our outstanding securities, (ii) additional shares in our company so as to increase total holdings to more than 50 percent of the voting power of our outstanding securities, or (iii) sufficient voting power to elect an absolute majority of the members of the Board.

    Severance payments in connection with the termination of employment without cause following a change in control will be paid in a lump sum rather than through a series of payments over a one year period as set forth in the original agreements. In addition, the non-competition covenant and other restrictive covenants will no longer apply in the event of termination of employment upon a change in control of the company.

    In the event of Termination Without Cause, these officers would receive an amount equal to their annual base salary on the date of termination, plus the average of their bonuses paid over the previous two years. Mr. Purcell would receive an amount equal to twice his annual base salary on the date of termination, plus twice the average of his bonus paid over the previous two years.

    In the event of Resignation for Good Cause or Termination Without Cause within 18 months following a change of control, these officers will receive an amount equal to their total compensation consisting of annual base salary and average bonus over the previous two years, plus total costs of any other benefits made available to the participant during the prior year. The amendment to these severance agreements provided that Mr. Steep's severance payment in connection with the termination of employment following a change in control be increased to 1.75 times the amount of his total compensation, as defined above, and that Mr. Schmidt's severance payment following a change in control be increased to 1.5 times the amount of his total compensation. Mr. Purcell will receive an amount equal to twice his annual base salary and twice his average bonus over the previous two years, as well as total costs of any other benefits made available to him in the prior year. In addition, Mr. Purcell will be furnished, for a limited time, with health care coverage at our expense.

    With respect to a termination event under the change in control provisions, all outstanding options granted to the participant will automatically become fully vested and immediately exercisable. Such options will remain exercisable until the earlier of the expiration date of the option term or three months from the date of termination of employment.

    Mr. Purcell's severance arrangement will terminate when his split dollar agreement becomes fully funded. For details of this arrangement, please see "Compensation of Executive Officers—Explanation of Summary Compensation Table—All Other Compensation."

  Change in Control Agreements

    In 1999, severance agreements in connection with a change in control of the company were approved by the Compensation Committee and granted to specified executive officers, including Mr. Vandewarker who is a named executive officer. In 2001, the Compensation Committee approved the same change in control agreements for certain other officers of our company, including two named executive officers—Mr. Hebert and Mr. Richards.

    Under the change in control agreements, benefits are triggered if the executive officer is terminated without cause within 12 months after a change in control. A change of control includes mergers, consolidations, the sale, transfer or disposition of substantially all our assets, and the acquisition by a stockholder or related group of stockholders of

  •
  25 percent of the voting power of our outstanding securities,

  •
  additional shares in our company so as to increase total holdings to more than 50 percent of the voting power of our outstanding securities, or

  •
  sufficient voting power to elect an absolute majority of the members of our Board.

    In addition, a change of control will be deemed to occur upon a change in the composition of our Board of Directors over a period of 24 consecutive months or less. A change in the composition of the Board occurs when a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period, or (ii) have been elected or nominated for election as Board members during such period by at least a two-thirds majority of the Board members described in clause (i) of this paragraph who were still in office at the time such election or nomination was approved by the Board.

    In the event participants are terminated without cause within the specified period following a change of control, they will receive an amount equal to their total compensation consisting of annual base salary and average bonus over the previous two years, plus total costs of any other benefits made available to the participant during the prior year.

    In 2001, the Compensation Committee approved an amendment to Mr. Vandewarker's change in control agreement to provide that Mr. Vandewarker's severance payment in connection with a termination without cause within a 12 month period following a change in control be increased to twice the amount of his total compensation. The Compensation Committee also approved an amendment providing that all outstanding options granted to Mr. Vandewarker will automatically become fully vested and immediately exercisable upon the occurrence of an event triggering rights under his change in control agreement. Such options will remain exercisable until the earlier of the expiration date of the option term or three months from the date of termination of employment.

  Option Agreements upon Change in Control

    Under the 1993 Stock Option/Stock Issuance Plan, certain options granted to executive officers, to the extent not already exercisable, generally become exercisable upon liquidation or dissolution of our company or a merger or consolidation pursuant to which either our company is not the surviving entity or ownership of more than 50 percent of the voting power of our stock is transferred. In addition, the plan administrator may accelerate vesting upon such conditions as it may impose in the event of a Hostile Takeover which is generally defined as the acquisition by one or more related parties of more than 50 percent of the voting power of our stock pursuant to a tender or exchange offer not recommended by our Board.

    In addition, certain options granted to executive officers under the 1993 and 1999 option plans may be subject to "limited stock appreciation rights" at the sole discretion of the respective plan administrators. This means that the options with such rights at the time of a Hostile Takeover may be surrendered in return for a cash payment to the optionee equal to the difference between the then market price of the stock subject to the option (or, if higher, the highest price paid per share for stock by the acquirer in the Hostile Takeover) and the exercise price. Under the 1993 option plan, an option may be subject to limited stock appreciation rights only to the extent such option was exercisable and outstanding for at least six months prior to the Hostile Takeover and will automatically be cancelled in return for a cash payment.

    With respect to the 1997 Supplemental Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option/Stock Issuance Plan, in the event of a Corporate Transaction, as defined below, outstanding options which are not fully exercisable at the time of the transaction will automatically accelerate and become fully exercisable, except to the extent that (i) such options are either continued by us or assumed by the successor company or its parent, or (ii) such options are replaced with a cash incentive program of the successor corporation, or (iii) such options are subject to other limitations imposed by the plan administrator at the time of the option grant. Under the 1999 plan, the plan administrator has the additional authority to structure options issued under the Discretionary Grant Program so that they become fully exercisable immediately prior to a Corporate Transaction whether or not those options are assumed in the transaction.

    A Corporate Transaction is generally defined in the company's stock option plans as a merger or consolidation in which 50 percent or more of the voting power of the company's outstanding shares is transferred, or the sale, transfer or other disposition of all or substantially all of the company's assets in complete liquidation or dissolution of the company.

    Upon a Change of Control, as defined below under the 1998 and 1999 option plans, the plan administrator has the discretion to provide for the automatic acceleration of any outstanding options so that such options become fully exercisable immediately prior to the Change of Control. Alternatively, the plan administrator may condition option acceleration upon the termination of the optionee's employment by reason of an involuntary termination within a designated period, not to exceed 18 months, following the effective date of the Change in Control. A Change in Control is generally defined in the plans as the (i) direct or indirect acquisition of more than 50 percent or, in the case of the 1999 option plan, more than 35 percent of the voting power of our outstanding securities pursuant to a tender offer made directly to our company's stockholders or (ii) a change in the majority of our Board over a 24 month period or 36 months in the case of the 1999 option plan.

    Under the 1997 option plan and a stock option agreement entered into with Mr. Steep in April 1998, a change in control was generally defined as (i) the direct or indirect acquisition of more than 50 percent of the voting power of our company's outstanding securities pursuant to a tender offer made directly to our company's stockholders which the Board does not recommend that stockholders accept or (ii) a change in the majority of our Board over a 24 month period. The plan administrator has the same discretionary authority to accelerate options under the change in control provisions in the 1997 option plan as the plan administrator has under the 1998 and 1999 option plans described above. Under Mr. Steep's stock option agreement, his options would have automatically become fully vested and exercisable immediately prior to a change in control.

  Employment and Other Agreements

    After Mr. Purcell's resignation as President and Chief Executive Officer in July 2000, he became an employee of our company providing strategic advice and current information on all aspects of the wide format print industry to our current President and Chief Executive Officer. Commencing July 2000 through December 2000, Mr. Purcell's compensation as an employee was based upon an annual salary of $200,000, plus standard company benefits. He is not eligible for our bonus plans. His employment agreement also provides that his severance arrangement will terminate when his split dollar agreement becomes fully funded. For details of the split dollar arrangement, please see "Compensation of Executive Officers—Explanation of Summary Compensation Table—All Other Compensation." Mr. Purcell's compensation is reviewed and adjusted annually. His annual salary for 2001 is $175,000.

    In April 2001, Mr. Schmidt became a temporary part-time employee of out company through the end of June 2001. He continues to serve as our Chief Financial Officer during this period in order to facilitate the transition of his responsibilities after his retirement. His compensation as a temporary employee is $137.00 an hour. He is not eligible for our bonus plans or standard company benefits. His stock options will cease to vest after March 30, 2001.

    The company also entered into incentive bonus agreements with Mr. Vandewarker and Mr. Schmidt. As an incentive for accepting the positions of President and Chief Executive Officer in July 2000, Mr. Vandewarker was guaranteed payment of his 2000 bonus in an amount based upon 100% of the target levels set by the Compensation Committee. As an incentive to delay his retirement, Mr. Schmidt was awarded in July 2000 a bonus of $125,000, payment of which was contingent upon his remaining our Chief Financial Officer through January 1, 2001.

  Select Compensation Non-Qualified Deferred Compensation Plan

    Our deferred compensation plan, which was adopted in 1996, allows select management or certain highly-compensated employees to defer for each year a certain percentage of annual salary, bonus, or profit-sharing amounts, or any combination thereof, as determined by agreement between the participant and our company. Deferred compensation is invested in mutual funds selected by the participants from a group of mutual funds designated under our deferred compensation plan. Distribution of amounts paid into the deferred compensation plan is made (i) upon the participant's retirement, disability, death or other termination of employment with us, (ii) on the date elected in advance by the participant, or (iii) in the event the participant has an unforeseeable emergency. No matching contributions were made to the deferred compensation plan by us in 2000.

    Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by our company under those statutes, the Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members, and the Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by our company under those statutes.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

    The Compensation Committee is responsible for developing and implementing our executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers.

    It is the philosophy of the Compensation Committee to provide competitive executive compensation which rewards executives on their performance and contribution to our company's growth and success. The goal of the committee is to create a compensation program that incorporates and promotes three attributes: (i) the attainment of high levels of individual performance, (ii) the achievement of our financial and strategic goals, and (iii) our ability to attract and retain key executives. Using these guidelines, the Compensation Committee believes it can realize its commitment to ensuring that compensation is meaningfully related to the value created for stockholders.

Executive Officer Compensation Program Components

    The Compensation Committee formulates a compensation program which will ensure that salary levels and incentive opportunities are competitive and reflect our company's performance. Our compensation program for executive officers consists of (i) base salary, (ii) cash incentive compensation and (iii) long-term compensation in the form of stock options. Each of these components is described in more detail in the following sections.

  Base Salary

    Base salary levels for executive officers are determined, in part, through surveys providing market data on base compensation of executives in companies in similar technology industries and other companies with which we compete for personnel. Average merit increases of industry benchmark companies are also considered in determining executive salary increases. In addition, the Compensation Committee evaluates individual experience and performance and specific issues particular to our company, such as success in creation of stockholder value and achievement of specific company objectives. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to our company over the prior 12 months, (ii) the individual's increased responsibilities over the prior 12 months, and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

  Incentive Compensation

    Incentive compensation for 2000 was formulated to offer total annual cash compensation in excess of competitive levels if performance by an executive officer was substantially above targeted financial objectives. Based upon target performance levels tied to our revenues and earnings, the Compensation Committee established target bonus percentages for 2000 which varied between 30 percent and 45 percent of base salary for our executive officers. These percentages increased to between 60 percent and 90 percent if actual performance exceeded target performance. The Compensation Committee also predetermined a minimum performance level below which no bonus was earned. The performance goal at which the full target bonus was earned was determined by the Chief Executive Officer based upon individual performance and other factors. In the event we did not achieve the minimum performance level for the year, the Compensation Committee would consider recommendations from the Chief Executive Officer, and would decide whether bonuses should be paid, and in what amounts.

  Stock Option Plans

    The stock option plans are our long-term equity incentive plans for executive officers and other employees. The Compensation Committee strongly believes that providing those persons who have substantial responsibility for our company's management and growth with an opportunity to increase their ownership of common stock will serve the best interests of stockholders.

    Generally, stock options are granted with exercise prices equal to the fair market value of the common stock on the grant date, have ten-year terms and have equal quarterly vesting periods over four years. Awards are made at a level intended to be competitive within both the local computer industry, and a broader group of computer peripheral manufacturing companies of comparable size and complexity.

CEO Compensation

    The compensation of our Chief Executive Officer is based upon a number of economic and non-economic factors. Base salary and target bonus percentage levels were determined in accordance with general guidelines as described above in "Overview and Philosophy." The base salary level is determined, in part, through a comparison of salaries of chief executive officers for companies of comparable size in the high tech industry. In addition, the Compensation Committee considers our company's performance in the prior year, as well as experience and knowledge of our business. Performance and contributions to achieving specific objectives are also evaluated by the Compensation Committee.

    The Chief Executive Officer's incentive compensation potential for 2000 was tied to bonuses and stock options. The Compensation Committee set a target performance level in terms of our attaining certain revenue and earnings goals. In the event the performance target levels were achieved, it was determined that the Chief Executive Officer would be awarded a target bonus of 50 percent of his base salary. If target performance levels were exceeded, the bonus percentage increased to between 50 percent and 100 percent of base salary.

    Upon accepting the office of Chief Executive Officer in July 2000, Mr. Vandewarker was awarded a stock option in order to raise his compensation to a level commensurate with company standards.

Compliance with Internal Revenue Code Section 162(m)

    Internal Revenue Code Section 162(m) disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered executive officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to executive officers for 2000 did not exceed the $1 million limit per executive officer. The Compensation Committee does not anticipate that the non-performance based compensation to be paid to executive officers for 2001 will exceed that limit. Our 1993, 1998 and 1999 stock option plans have been structured and administered so that any compensation deemed paid in connection with the exercise of option grants made under those plans with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any executive officer in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer approach the $1 million level.

    The 1997 option plan does not comply with Internal Revenue Code Section 162(m) and any compensation that is deemed to be paid in connection with the exercise of options issued under that plan will not qualify as performance based compensation. Participation in the plan, however, is limited to company employees who are not officers or Board members and who would, therefore, not be subject to the 162(m) limitations.

Summary

    After its review of all existing programs, the Compensation Committee continues to believe that our compensation program for our executive officers is competitive with the compensation programs provided by other companies with which we compete. The Compensation Committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of our goals and annual financial and operational results.

                      COMPENSATION COMMITTEE
                       Charles E. Volpe, Chairman
                       Ronald J. Hall, Member
                       Howard L. Jenkins, Member

Compensation Committee Interlocks and Insider Participation

    During 2000, Charles E. Volpe (Chairman), Ronald J. Hall, and Howard L. Jenkins served as members of the Compensation Committee. All three directors are currently members of that committee. No member of the Compensation Committee for 2000 is a former or current executive officer or employee. No executive officer of our company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

    Until May 2000 Mr. Andrews, a member of our Board and Audit Committee, was a partner in the law firm of Brobeck, Phleger & Harrison LLP which will provide legal services to us in the current year and has provided us with legal services in connection with corporate and litigation matters during the past year. For a more detailed description of Mr. Andrews' relationship with Brobeck please see "Proposal No. 1—Election of Directors—Nominees for Election as Director."

Board Audit Committee Report on Independent Auditors

    The following is the report delivered by the Audit Committee of our Board of Directors with respect to the principal factors considered by such committee in its oversight of the accounting, auditing and financial reporting practices of our company for calendar year 2000.

AUDIT COMMITTEE REPORT

    This is the report of our Audit Committee with respect to our company's audited financial statements for the fiscal year ended December 31, 2000, included in our company's Annual Report on Form 10-K for that year.

    The Audit Committee has reviewed and discussed these audited financial statements with management of our company.

    The Audit Committee has discussed with our company's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of our company's financial statements.

    The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from our company.

    Based on the review and discussions referred to above in this report, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                      Submitted by the
                      AUDIT COMMITTEE
                       Howard L. Jenkins (Chairman)
                       Craig S. Andrews (Member)
                       Ronald J. Hall (Member)

Performance Graph

    The following graph compares total stockholder returns related to our company's common stock since December 31, 1995 to the weighted average return of stocks of companies included in the Nasdaq Stock Market (U.S.) Index and a peer group index consisting of Nasdaq computer manufacturers. The total return for our common stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer Manufacturer Stock Index assumes the reinvestment of dividends, although dividends have not been declared on our common stock. The Nasdaq Stock Market (U.S.) Index tracks the aggregate price performance of equity securities of companies traded on the Nasdaq. Our common stock is traded on the Nasdaq National Market. The Nasdaq Computer Manufacturer Stock Index consists of companies with a Standard Industrial Classification Code identifying them as a computer manufacturer. The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

ASSUMES $100 INVESTED ON 12/31/95
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDED DECEMBER 31, 2000

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

    Our bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. We are also empowered to enter into indemnification contracts with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and certain executive officers.

    In addition, our certificate of incorporation provides that to the fullest extent permitted by Delaware law, the company's directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to our company and our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of our company or our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard of the director's duty to our company or our stockholders when the director was aware or should have been aware of a risk of serious injury to our company or our stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to our company or our stockholders, for improper transactions between the director and our company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Until May 2000, Mr. Andrews, a member of our Board and Audit Committee, was a partner in the law firm of Brobeck, Phleger & Harrison LLP which will provide legal services to us in the current year and has provided us with legal services in connection with corporate and litigation matters during the past year. For a more detailed description of Mr. Andrews' relationship with Brobeck, please see "Proposal No. 1 Election of Directors—Nominees for Election as Director."

    We have entered into employment agreements and/or severance agreements with Mr. Purcell, Mr. Vandewarker, Mr. Green, Mr. Hebert, Mr. Richards, and Mr. Schmidt. In addition, the same change in control agreement approved by the Compensation Committee for Mr. Hebert and Mr. Richards, was approved for Mr. Schwarzenbach in 2000 and for Mr. Forman and Mr. Ryan in 2001. Please see "Compensation of Executive Officers—Severance, Change in Control and Other Arrangements" for more details regarding these agreements. On December 1, 1999, we also entered into a split dollar agreement for the benefit of Mr. Purcell which is discussed under "Compensation of Executive Officers—Explanation of Summary Compensation Table- All Other Compensation."

    Our certificate of incorporation and our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. We are also empowered under our bylaws to enter into indemnification contracts with our directors and officers. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and certain executive officers. For a more detailed explanation, please see the discussion under "Limitations on Liability and Indemnification Matters."

SUBMISSION OF STOCKHOLDER PROPOSALS

    In order to have a stockholder proposal considered for inclusion in next year's proxy statement for the 2002 annual meeting, the proposal must be received by us no later than December 28, 2001. In addition, the proxy solicited by the Board of Directors for the 2002 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the company receives notice of such proposal no later than December 28, 2001. All stockholder proposals must be submitted in writing and must conform with SEC regulations and our bylaws. Stockholders submitting proposals should direct them to our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121, using Certified Mail-Return Receipt Requested.

FINANCIAL STATEMENTS

    A copy of the Annual Report of our company for 2000 has been mailed with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation materials.

    Our financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2000. Copies of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits that are not specifically incorporated by reference in those documents) are available without charge to stockholders and may be obtained by writing our Corporate Secretary at 6059 Cornerstone Court West, San Diego, California 92121.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Such persons must also provide copies to us of any such report filed.

    Based solely on our review of the forms which we received and of written representations from certain reporting persons, we believe that during 2000, all of our executive officers, directors and greater than ten percent beneficial owners were in compliance with their Section 16(a) filing requirements.

OTHER MATTERS

    As of the date of this proxy statement, we know of no other matters to be presented at the 2001 annual meeting. If any other business is properly presented at the 2001 annual meeting for action, the persons named in the enclosed proxy will vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

                      By order of the Board of Directors,

                      Thomas L. Green, Esq.
                      Corporate Secretary

San Diego, California
April 27, 2001

APPENDIX A

Audit Committee Charter

    This charter shall be reviewed, updated and approved annually by the Board of Directors.

Role and Independence

    The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

    The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

Responsibilities

    The Audit Committee's primary responsibilities include:

  •
  Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Company. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.

  •
  Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the Board) to report on any and all appropriate matters.

  •
  Providing guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity.

  •
  Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

  •
  Reviewing the management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

A-1

  •
  Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.

  •
  Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

  •
  Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

A-2

APPENDIX B

ENCAD, INC.
1999 STOCK OPTION/STOCK ISSUANCE PLAN

AS AMENDED AND RESTATED THROUGH JUNE 6, 2001

ARTICLE ONE

GENERAL PROVISIONS

I.  PURPOSE OF THE PLAN

    This 1999 Stock Option/Stock Issuance Plan is intended to promote the interests of ENCAD, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

    Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

    A.  The Plan shall be divided into four separate equity programs:

         (i) the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or special stock appreciation rights with respect to such shares,

        (ii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock,

        (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

        (iv) the Reload Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options which will, upon the payment of the exercise price of those options with shares of Common Stock, automatically entitle them to new options for the same number of shares of Common Stock delivered in payment of the exercise price.

    B.  The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

    A.  The Primary Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary grants or stock issuances for members of the Primary Committee shall require the approval of a disinterested majority of the Board.

    B.  Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

    C.  Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any option grant or stock issuance thereunder.

    D.  The Primary Committee shall have the sole and exclusive authority to administer the Reload Option Grant Program for all persons eligible to participate in that program. As such Plan Administrator, the Primary Committee shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Reload Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Primary Committee under the Reload Option Grant Program shall be final and binding on all parties who have an interest in such program or any option grant thereunder.

    E.  Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

    F.  Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under that program.

IV. ELIGIBILITY

    A.  The persons eligible to participate in the Discretionary Grant, Stock Issuance and Reload Option Grant Programs are as follows:

         (i) employees,

        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B.  Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the grants made under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of any granted stock option as either an Incentive Option or a Non-Statutory Option, the time or times when each stock option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the stock option or stock appreciation right is to remain outstanding and (ii) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

    C.  The Plan Administrator shall have the absolute discretion either to grant stock options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

    D.  The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date, (ii) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.  STOCK SUBJECT TO THE PLAN

    A.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 975,000 shares. Such share reserve consists of (i) the 580,000 shares of Common Stock initially reserved for issuance under the Plan plus (ii) an additional increase of 395,000 shares authorized by the Board on December 6, 2000 and approved by the stockholders at the 2001 Annual Meeting.

    B.  No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 250,000 shares of Common Stock in the aggregate per calendar year.

    C.  Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two or Section II of Article Three shall not be available for subsequent issuance under the Plan.

    D.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate per calendar year,

(iii) the number and/or class of securities for which option grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.  OPTION TERMS

    Each stock option granted under this Article Two shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

    A.  Exercise Price.

      1.  The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

      2.  The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

         (i) cash or check made payable to the Corporation,

        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

    Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    B.  Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

    C.  Effect of Termination of Service.

      1.  The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

         (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

        (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

        (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

        (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      2.  The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

         (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

    D.  Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

    E.  Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

    F.  Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.  INCENTIVE OPTIONS

    The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

    A.  Eligibility. Incentive Options may only be granted to Employees.

    B.  Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

    C.  10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

    A.  In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

    B.  All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    C.  Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    D.  Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year and (iv) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

    E.  The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

    F.  The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become fully exercisable for the total number of shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

    G.  The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

    H.  The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

    I.  The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. STOCK APPRECIATION RIGHTS

    A.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant special stock appreciation rights to selected Optionees or other individuals eligible to receive such grants under the Discretionary Grant Program.

    B.  Three types of stock appreciation rights shall be authorized for issuance under the Plan: (i) tandem stock appreciation rights ("Tandem Rights"), (ii) stand-alone stock appreciation rights ("Stand-alone Rights") and (iii) limited stock appreciation rights ("Limited Rights").

    C.  The following terms and conditions shall govern the grant and exercise of Tandem Rights under this Article Two.

      1.  One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Article Two stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

      2.  No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

      3.  If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

    D.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

      1.  One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under the Discretionary Grant Program. The Stand-alone Right shall cover a specified number of underlying shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

      2.  The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

      3.  The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

    E.  The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

      1.  One or more Section 16 Insiders may, in the Plan Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

      2.  Each individual holding one or more options with such a Limited Right shall have the unconditional right, exercisable for a thirty (30)-day period immediately following a Hostile Take-Over, to surrender each such option to the Corporation for a cash distribution in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time subject to each surrendered option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

      3.  At the time such Limited Right is granted, the Plan Administrator shall automatically pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph E. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

      4.  The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

    F.  The shares of Common Stock underlying any stock appreciation rights exercised under this Section IV shall not be available for subsequent issuance under the Plan.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

I.  OPTION TERMS

    A.  Grant Dates. Option grants shall be made on the dates specified below:

      1.  Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 1999 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 18,000 shares of

  Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

      2.  On the date of each Annual Stockholders Meeting, beginning with the 1999 Annual Stockholders Meeting, each individual who is re-elected to serve as an Eligible Director shall automatically be granted a Non-Statutory Option to purchase 7,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 7,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such annual option grants over their period of continued Board service.

      3.  Stockholder approval of this Plan at the 1999 Annual Stockholders Meeting shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

      4.  The Automatic Option Grant Program under this Plan shall supersede and replace the automatic option grant program currently in effect for the non-employee Board members under the Corporation's 1998 Stock Option Plan. Accordingly, upon stockholder approval of the Plan at the 1999 Annual Meeting, that program shall immediately terminate, and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Stockholders Meeting, whether upon their initial election or appointment to the Board upon their re-election at one or more of the Corporation's subsequent annual stockholder meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three. Should stockholder approval of the Plan not be obtained at the 1999 Annual Meeting, then the automatic option grant program under the Corporation's 1998 Stock Option Plan shall remain in full force and effect, and option grants shall be made under that program to all non-employee Board members who will continue to serve on the Board at and after the 1999 Annual Meeting.

    B.  Exercise Price.

      1.  The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

      2.  The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

    C.  Option Term. Each option shall have a maximum term the lesser of (i) ten (10) years measured from the option grant date or (ii) twelve (12) months following termination of Board service.

    D.  Exercise and Vesting of Options. Each 18,000 share option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each such 18,000 share option shall vest, and the Corporation's repurchase right shall lapse, in two (2) successive equal annual installments over the Optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service measured from the grant date. Each 7,000 share option shall be immediately exercisable for any or all of the option shares as fully vested shares.

    E.  Limited Transferability of Options. Each option under this Article Three may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Three, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

    F.  Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time of his or her cessation of Board service:

         (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

        (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

        (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

        (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.  In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

    B.  In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

    C.  All outstanding repurchase rights under this Article Three shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

    D.  Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of the Plan shall constitute pre-approval of the grant of each such limited cash-out right and the subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

    E.  Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

    F.  The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

    The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

ARTICLE FOUR

STOCK ISSUANCE PROGRAM

I.  STOCK ISSUANCE TERMS

    Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

    A.  Purchase Price.

      1.  The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

      2.  Subject to the provisions of Section II of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

         (i) cash or check made payable to the Corporation, or

        (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

    B.  Vesting/Issuance Provisions.

      1.  The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance as a stock bonus for past services rendered the Corporation (or any Parent or Subsidiary) or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

      2.  Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

      3.  The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

      4.  Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

      5.  The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

      6.  Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A.  All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    B.  The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

    C.  The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

    Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FIVE

RELOAD OPTION GRANT PROGRAM

I.  TERMS AND CONDITIONS

    A.  The Primary Committee shall have full power and authority, exercisable in its sole discretion either at the time a stock option is granted under the Discretionary Grant Program or at any time while such option remains outstanding, to incorporate a reload feature into that option. To the extent an option with such a reload feature is subsequently exercised through the delivery of previously acquired shares of Common Stock in payment of the exercise price for the shares purchased under that option, the Optionee shall automatically be granted, at the time of such exercise, a new option (the "Reload Option") to purchase the number of shares of Common Stock so delivered. For purposes of this Article Five, the underlying option with such a reload feature shall be referred to as the "Original Option."

    B.  The Primary Committee may, in its sole discretion, provide in the instrument evidencing the reload feature that no Reload Option shall be granted in the event the Original Option with such feature is exercised before a specified period of time has elapsed after the grant date of that Original Option.

    C.  The reload feature and each Reload Option shall each be evidenced by instruments in such form as the Primary Committee shall from time to time deem appropriate. However, the terms and provisions of each Reload Option shall be exactly the same as the terms and provisions of the Original Option to which such Reload Option relates, except to the extent otherwise indicated below.

    D.  Unless the Primary Committee specifies otherwise in the instrument evidencing the reload feature, the exercise price per share of the Common Stock purchasable under the Reload Option shall be equal to the Fair Market Value per share of Common Stock on the Reload Grant Date. The Primary Committee shall specify in the instrument evidencing the reload feature the period of time which must elapse following the exercise of the Original Option before the Reload Option shall become exercisable. Once the period specified by the Primary Committee has elapsed, the Reload Option shall become immediately exercisable for all of the shares of Common Stock at the time subject to that Reload Option.

    E.  The exercise price shall become immediately due upon exercise of the Reload Option and shall be payable in the same form or forms in which the exercise price may be paid under the Original Option.

    F.  In no event shall any additional Reload Option be granted in connection with the subsequent exercise of the Reload Option granted with respect to the Original Option, whether or not shares of Common Stock are delivered in payment of the exercise price of that Reload Option.

    G.  The Reload Option shall have the same maximum option term and expiration date as the Original Option to which it relates, subject to earlier termination at the same time the Original Option may so terminate.

    H.  The holder of the Reload Option shall have none of the rights of a stockholder with respect to the shares covered by the Reload Option until such individual shall have exercised the Reload Option, paid the exercise price for the purchased shares and become the holder of record of those shares.

ARTICLE SIX

MISCELLANEOUS

I.  FINANCING

    The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Grant Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or share purchase.

II.  TAX WITHHOLDING

    A.  The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

    B.  The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

    Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

    Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.  EFFECTIVE DATE AND TERM OF THE PLAN

    A.  The Plan and each of the equity incentive programs thereunder shall become effective immediately upon the approval of the Corporation's stockholders at the 1999 Annual Meeting. Options may be granted under the Plan at any time on or after the date of such stockholder approval. If such stockholder approval is not obtained, then this Plan shall not become effective, and no options shall be granted and no shares shall be issued under the Plan.

    B.  The Plan shall terminate upon the earliest of (i) February 10, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

III. AMENDMENT OF THE PLAN

    A.  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval in accordance with applicable laws and regulations.

    B.  Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV. USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.  REGULATORY APPROVALS

    A.  The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

    B.  No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VI. NO EMPLOYMENT/SERVICE RIGHTS

    Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

    The following definitions shall be in effect under the Plan:

    A.  Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Three of the Plan.

    B.  Board shall mean the Corporation's Board of Directors.

    C.  Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

         (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

    D.  Code shall mean the Internal Revenue Code of 1986, as amended.

    E.  Common Stock shall mean the Corporation's common stock.

    F.  Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

         (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    G.  Corporation shall mean ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which shall by appropriate action adopt the Plan.

    H.  Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan.

    I.  Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

    J.  Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    K.  Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

    L.  Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

         (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    M.  Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    N.  Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

    O.  Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

         (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

    P.  Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

    Q.  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

    R.  Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

    S.  Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

    T.  Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    U.  Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    V.  Plan shall mean the Corporation's 1999 Stock Option/Stock Issuance Plan, as set forth in this document.

    W.  Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

    X.  Plan Effective Date shall mean February 10, 1999, the date on which the Plan was adopted by the Board.

    Y.  Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders.

    Z.  Reload Option Grant Program shall mean the special option grant program in effect under Article Five of the Plan.

    AA.  Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

    BB.  Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    CC.  Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    DD.  Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

    EE.  Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

    FF.  Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

    GG.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    HH.  Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

    II.  Taxes shall mean the Federal, state and local income and employment withholding taxes incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

    JJ.  10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

APPENDIX C

ENCAD, INC.

1993 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED THROUGH JUNE 6, 2001

I.  Purpose

    This ENCAD, Inc. 1993 Employee Stock Purchase Plan (the "Plan") is intended to provide Qualifying Employees with the opportunity to acquire a proprietary interest in the Company by accumulating amounts for the Employee's Account through payroll deductions and the periodic application of such amounts to the purchase of shares of the Company's Common Stock.

    All share numbers in this restatement reflect the two-for-one split of the Common Stock effected on May 31, 1996.

II.  Definitions

    For purposes of plan administration, the following terms shall have the meanings indicated:

    ACT shall mean the Securities Act of 1933 (as amended).

    ACCOUNT means the amount held for the benefit of a Participant hereunder which Account shall be increased by any payroll deductions from the Participant and will be decreased by amounts applied to the purchase of shares or refunded to or for the benefit of the Participant hereunder.

    BASE SALARY means the basic earnings paid to a Participant by Participating Companies plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program (now existing or hereafter established). Base Salary shall not include (I) overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments or (II) contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf under any employee benefit or welfare plan (now existing or hereafter established).

    BOARD means the Company's Board of Directors.

    CODE means the Internal Revenue Code of 1986, as amended from time to time.

    COMPANY means ENCAD, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of ENCAD, Inc. which adopts the Plan.

    COMMON STOCK means shares of the Company's Common Stock.

    CORPORATE AFFILIATE means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

    EFFECTIVE DATE means the first day of the term of this Plan as set forth in Article XI.A which occurred upon the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial option period, a subsequent Effective Date shall be designated with respect to participation by its Qualifying Employees.

    ENTRY DATE means the date on which a Participant first joins the option period in effect under the Plan.

    PARTICIPANT means any Eligible Employee of a Participating Company who has enrolled and is actively participating in the Plan.

    PARTICIPATING COMPANY means the Company and any Corporate Affiliate designated from time to time by the Board.

    QUALIFYING EMPLOYEE means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week, in the rendition of personal services to the Company, or any Participating Company in exchange for amounts which constitute wages under Section 3121(a) of the Code, provided that no person who owns (within the meaning of Code Section 424(d)) or holds outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate affiliates shall be a Qualifying Employee.

    QUARTER means a calendar quarter coincident with or otherwise occurring within an option period and (except for the first Quarter of the initial option period or as otherwise designated by the Plan Administrator), each Quarter shall begin on the first business day of the Quarter and shall end on the last business day of such Quarter. The first Quarter of the initial option period under this Plan began on the Effective Date and ended on March 31, 1994.

    SERVICE means the period during which an individual remains a Qualifying Employee and all periods of Service shall be measured from such individual's most recent date of hire by the Company or such Corporate Affiliate.

III. Administration

    The Plan shall be administered by the Board or by a committee comprised of two (2) or more Board members appointed from time to time by the Board (the "Plan Administrator"). The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV. Option Periods

    A.  Shares of Common Stock shall be offered for purchase under the Plan through a series of successive option periods during the term of the Plan until the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued.

    B.  The initial option period began on the Effective Date and ended on the last business day in December, 1994. Subsequent option periods shall consist of one or more Quarters, as determined by the Plan Administrator prior to the start of the applicable period. In no event, however, may any option period exceed one calendar year.

    C.  Each Participant will have purchase rights as set forth in Article VII for each option period, the purchase price for which shall be collected through payroll deductions and which purchase rights shall be exercised in successive installments each Quarter within the option period.

    D.  The acquisition of Common Stock through participation in the Plan for any option period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent option period.

V.  Eligibility and Participation

    A.  Each Qualifying Employee shall be eligible to participate in an option period under the Plan in accordance with the following provisions:

    •
    All Qualifying Employees on the Effective Date may enter the initial option period on the Effective Date by enrolling in accordance with Article V.C below.

    •
    For each subsequent option period, an individual who is a Qualifying Employee on the first day of that option period may enter that option period by enrolling in accordance with Article V.C below on or before that day.

    •
    An individual who first becomes a Qualifying Employee after the start date of an option period may enter that option period by enrolling in accordance with Article V.C below on or before the first day of the first Quarter within that option period coincident with or next following the date such individual first becomes such a Qualifying Employee.

    B.  A Qualifying Employee who does not enroll in an option period on or before the first date such Qualifying Employee is otherwise permitted to enroll hereunder may not subsequently enroll in that option period and must wait until the start of a subsequent option period to enroll.

    C.  To enroll in the Plan, a Qualifying Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) on or before the date such Qualifying Employee is first permitted to enter the option period.

    D.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Quarter within the option period, up to a maximum of ten percent (10%) of Base Salary. The deduction rate so authorized shall continue in effect for the remainder of the option period, except to the extent such rate is changed in accordance with the following guidelines:

    •
    The Participant may, at any time during a Quarter, reduce the rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same Quarter.

    •
    The Participant may, prior to the commencement of any new Quarter within an existing option period or otherwise coincident with a new option period, increase or decrease the rate of payroll deduction for the new Quarter by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as of the first day of the next Quarter.

    Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Article VII below.

VI. Stock Subject to Plan

    A.  The maximum number of shares of Common Stock which may be issued under the Plan shall be 920,000 shares of Common Stock (subject to adjustment under Article VI.B below). Such share reserve consists of (i) the 200,000 shares initially reserved for issuance under the Plan, (ii) the 200,000-share increase authorized by the Board on March 12, 1996 and approved by the stockholders at the 1996 Annual Meeting, (iii) an additional 120,000-share increase authorized by the Board on February 11, 1997 and approved by the stockholders at the 1997 Annual Meeting (iv) the additional 200,000-share increase authorized by the Board on December 9, 1999 and approved by the stockholders at the 2000 Annual Meeting, and (v) the 200,000-share increase authorized by the Board on December 6, 2000 and approved by the stockholders at the 2001 Annual Meeting.

    B.  In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the

Plan, (ii) the class and maximum number of shares purchasable per Participant during any one option period and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII. Purchase Rights

    Each Participant in a particular option period shall have the right to purchase shares of Common Stock in one or more successive quarterly installments during such option period on the terms and conditions set forth below (the "Purchase Rights"). Each Participant shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may require.

    Purchase Price.  The Purchase Rights shall be exercised at the end of each Quarter within an option period at a purchase price equal to eighty-five percent (85%) of the LOWER of (i) the fair market value per share of the Common Stock on the Participant's Entry Date into that option period or (ii) the fair market value per share of the Common Stock on the last business day of the Quarter. However, for each Participant whose Entry Date is other than the first day of the option period, the amount determined under clause (i) shall not be less than the fair market value of the Common Stock on the first day of that option period.

    Valuation.  The fair market value per share of Common Stock on any relevant date under the Plan shall be the closing selling price on that date, as officially quoted on the NASDAQ National Market, or if there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation.

    Number of Purchasable Shares.  The number of shares purchasable by a Participant each Quarter shall be the number of whole shares obtained by dividing the amount in Participant's Account at the end of such Quarter by the purchase price in effect for the Quarter. However, no Participant may, during any one option period, purchase more than 2,000 shares of Common Stock (subject to adjustment under Article VI.B).

    Notwithstanding the above, no Participant shall have the right to purchase shares of Common Stock to the extent that, immediately after the grant, such Participant would own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

    Payment.  Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the Participant's Entry Date into the option period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the option period. The amounts so collected shall be credited to the Participant's Account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

    Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

       (i) A Participant may, at any time prior to the last five (5) business days of the Quarter, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the current Quarter shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the end of the Quarter. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Quarter.

      (ii) After the termination of his or her purchase right for an option period, the Participant may not subsequently rejoin that option period. In order to resume participation in any subsequent option period, such individual must re-enroll in the Plan for that option period.

      (iii) If a Participant ceases to be a Qualifying Employee during an option period, then all payroll deductions shall terminate and the Participant (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Quarter in which the Participant ceases to be a Qualifying Employee:

      •
      to withdraw in cash all of the Participant's payroll deductions for such Quarter, or

      •
      to have such funds held for the purchase of shares at the end of the Quarter.

    If no such election is made, then all funds in the Participant's account shall be refunded at the close of such Quarter.

    Stock Purchase.  Subject to the limitations set forth herein, funds held in a Participant's Account at the end of a Quarter (and which are not required to be refunded hereunder) shall be applied to the purchase of whole shares of Common Stock for the Participant on the last business day of the Quarter at the purchase price in effect for such Quarter. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Quarter. Any payroll deductions not applied to the purchase of Common Stock for any other reason shall be promptly refunded to the Participant.

    Proration of Purchase Rights.  If the total number of shares of Common Stock which would otherwise be purchased hereunder on any date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares to Participants on a uniform and nondiscriminatory basis.

    Rights As Shareholder.  A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    A Participant shall not be entitled to receive a stock certificate for the number of shares purchased, or sell any shares purchased, within a period of less than six (6) months from the time of purchase. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

    Assignability.  No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

    Change in Ownership.  Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

       (i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

      (ii) a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the amounts in each Participant's Account to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the LOWER of (i) the fair market value of the Common Stock on the Participant's Entry Date into the option period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the option period is other than the start date of such option period, be less than the fair market value of the Common Stock on such start date.

    The Company shall use its best efforts to provide at least ten (10)-days advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

VIII. Accrual Limitations

    A.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

    B.  For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

       (i) The right to acquire Common Stock under each such purchase right shall accrue in one or more successive quarterly installments as and when the purchase right first becomes exercisable for each such quarterly installment on the last business day of each Quarter for which the right remains outstanding.

      (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

      (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Quarter, then the payroll deductions which the Participant made during that Quarter with respect to such purchase right shall be promptly refunded.

    C.  In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. Status of Plan Under Federal Tax Laws

    The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.

X.  Amendment and Termination

    A.  The Board may alter, amend, suspend or discontinue the Plan following the close of any Quarter. However, the Board may not, without the approval of the Company's stockholders:

       (i) materially increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant during any one option period under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Article VI.B;

      (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

      (iii) materially modify the requirements for eligibility to participate in the Plan.

    B.  The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Quarter. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

XI. General Provisions

    A.  The term of this Plan commenced on the effective date of the S-8 Registration Statement covering the common stock issuable under the Plan, but no shares of Common Stock were issued hereunder, until (i) the Plan had been approved by the stockholders and (ii) the Company had complied with all applicable requirements, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation and the Plan Administrator shall have determined to commence granting Purchase Rights hereunder.

    B.  The Plan shall terminate on December 31, 2003.

    C.  All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

    D.  Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period, and such person's employment may be terminated at any time, with or without cause.

    E.  The Plan was amended and restated by the Board on December 9, 1999 (the "2000 Restatement") to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 200,000 shares so that the authorized share reserve is thereby increased from 520,000 shares to 720,000 shares of Common Stock and (ii) effect certain other changes to facilitate the administration of the Plan. This amendment was approved by the stockholders at the 2000 Annual Meeting, and no purchase rights were granted, and no stock issuances were effected, on the basis of the share increase authorized by the 2000 Restatement until that restatement had been approved by the stockholders at the 2000 Annual Meeting.

ENCAD, INC.	PROXY
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Terry E. Vandewarker and Thomas L. Green, jointly and severally, as proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ENCAD, Inc. to be held on Wednesday, June 6, 2001, or at any postponements or adjournments thereof, as specified on the other side, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

PLEASE PROMPTLY PLACE YOUR VOTE
(SEE REVERSE SIDE FOR INSTRUCTIONS)

ENCAD, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.
		For All	Withheld All	For All Except				For	Against	Abstain
1.	ELECTION OF DIRECTORS
Nominees: 01 Craig S. Andrews 02 Ronald J. Hall 03 Howard L. Jenkins 04 David A. Purcell 05 Charles E. Volpe		/ /	/ /	/ /		3.	Proposal to increase the number of authorized shares under the 1993 Employee Stock Purchase Plan	/ /	/ /	/ /
					Write Nominee Exception(s) above
		For	Against	Abstain
2.	Proposal to increase the number of authorized shares under the 1999 Stock Option/Stock Issuance Plan	/ /	/ /	/ /		4.	Proposal to ratify Deloitte & Touche LLP as independent auditors	/ /	/ /	/ /

Signature	Date

Signature (if held jointly)	Date
NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title.

/*\ FOLD AND DETACH HERE /*\

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ENCAD, Inc. 6059 Cornerstone Court West San Diego, California 92121 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2001 TABLE OF CONTENTS
PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF ENCAD, INC. GENERAL INFORMATION
SOLICITATION OF PROXIES AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE 1999 STOCK OPTION/STOCK ISSUANCE PLAN TO INCREASE AUTHORIZED SHARES
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE AUTHORIZED SHARES
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grant Table
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SUBMISSION OF STOCKHOLDER PROPOSALS
FINANCIAL STATEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A Audit Committee Charter
APPENDIX B ENCAD, INC. 1999 STOCK OPTION/STOCK ISSUANCE PLAN AS AMENDED AND RESTATED THROUGH JUNE 6, 2001 ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY GRANT PROGRAM
ARTICLE THREE AUTOMATIC OPTION GRANT PROGRAM
ARTICLE FOUR STOCK ISSUANCE PROGRAM
ARTICLE FIVE RELOAD OPTION GRANT PROGRAM
ARTICLE SIX MISCELLANEOUS
APPENDIX
APPENDIX C ENCAD, INC. 1993 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED THROUGH JUNE 6, 2001